UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MYERS INDUSTRIES, INC.

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NOTICE OF 2018

ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

1293 South Main Street — Akron, Ohio 44301

March 20, 2018

Dear Fellow Shareholders,

On behalf of the Board of Directors of Myers, I am pleased to update you about our work on behalf of the shareholders of the company, in my second year as Chairman.

The Myers management team is relatively new, with CEO David Banyard having assumed that role in December 2015 and CFO Matteo Anversa having joined the company in December 2016. They are ably supported by a strong corporate team of Chief Accounting Officer Kevin Brackman, Vice President of Investor Relations and Treasurer Monica Vinay, and Kevin Gehrt, Vice President of Human Resources.

As with the management team, your Board is a relatively new team as well. Five of the current nine directors have joined the board in the past three years; two board members are women.  We will continue to review and upgrade our governance, compensation plans, and corporate controls and compliance.  Our objective is to ensure that Myers outperforms companies of similar and larger size, and we believe that we are meeting that goal.

As of this year’s Annual Meeting, our board will be shrinking as John Crowe and Dan Lee have both decided not to stand for re-election. John joined the board in 2009 and has distinguished himself as the chair of the Corporate Governance and Nominating Committee through both our CEO and board transitions over the past few years.  After a nine-year career with us, he has decided to retire.  Dan joined in 2016 in his second stint with our board but has decided to focus more on his other business interests.  We thank both John and Dan for their commitment to Myers.

Our Committees are a critical part of our governance structure, and all of them have a key role in the organization.  Each of the Audit and Compensation Committees reviews and approves all proposed charges and adjustments (affecting earnings and employee compensation) at their respective committee meetings on a quarterly basis. During the year, the Audit Committee extended its contract with our external auditors, which strengthened this relationship and lowered our costs substantially.  The Compensation Committee hired a new consultant, and we will continue to be diligent in evaluating shareholder-friendly forms of executive and employee compensation.

Just as we ask much of our management team, as a board, we hold ourselves to a high standard of excellence.  We continue to self-evaluate.  For example, we use an independent party to evaluate our peers, each committee, and the board as a whole.  To maximize the effectiveness of these independent evaluations, we discuss the feedback—in both committee and board meetings—and establish objectives for improvement.  In addition, we promote individual director education.  Last fall, the entire board spent half a day during the beginning of a scheduled board meeting in an intensive education effort highlighting current topics affecting corporate governance and other current topics, including cybersecurity and tax policy, affecting the company and Corporate America.

The board continues to work closely with management to evaluate and define Myers’ enterprise strategy.  We are confident that the company has made significant strides in implementing its strategy, which was articulated to the investment community in early 2017.  Building a winning culture is a key part of executing our strategy.  As a board, we have been deeply involved with management in defining Myers’ culture as one that is results- and action-oriented. We are committed to transparency and candor, remaining flexible, and consistently attentive to our customers’ needs.  We also strongly believe in operating with the highest ethical standards and promoting diversity throughout our organization.  We believe that stressing such an environment is important for customers and employees alike, as well as for long-term shareholder value.

For the second consecutive year, we reached out to our shareholders. Specifically, last fall we contacted all shareholders who owned more than 1% of our company to solicit their opinions on our corporate governance and compensation practices. From September through January, Compensation Committee Chair Sarah Coffin, Treasurer Monica Vinay, and I spoke with shareholders representing about 33% of Myers’ shares (last year, shareholders who owned about 65% of the company wished to speak with us). We continue to appreciate these frank conversations with our shareholders, who offered us valuable insights on their governance views. We have already taken action as a result of these conversations -- and will continue to do so.

We are also gratified by the results of the “say on pay” proposal at last year’s annual meeting when more than 25 million shares voted for, and only about 220,000 voted against. This was a substantial improvement over last year when about 6.7 million shares voted against this same “say on pay” proposal.

We welcome feedback from our shareholders. Shareholders may send communication by email to governance@myersind.com, or by mail or courier delivery addressed as follows: Board of Directors (or Committee Chair, Board Member, or Non-Management Directors, as the case may require), c/o Chief Financial Officer and Corporate Secretary, Myers Industries, Inc., 1293 South Main Street South, Akron, Ohio 44301, as more fully outlined in our Communication Procedures for Interested Parties and Shareholders available on the Company’s website www.myersind.com.

Although we recognize that it is a very short period of time, we are cognizant of and encouraged by Myers’ stock price performance during 2017; Myers stock began the year trading at $14.30/share and ended at $19.50/share. Including dividends, the total shareholder return for Myers last year was about 40% -- compared to almost 22% return for the S&P 500 Index. Of course, this is not a prediction of future performance, and one year is not an appropriate gauge of long-term performance.  But we are certainly pleased by the market’s reaction, to date, to our results and articulated strategy.

Please rest assured that your board remains active and engaged and that we begin 2018 with renewed enthusiasm and a continued commitment to building long-term shareholder value at Myers. Thank you for your support of the company and confidence in our efforts on your behalf.

Sincerely,

F. Jack Liebau, Jr.
Chairman of the Board

************

Dear Shareholders,

The Board of Directors of Myers Industries, Inc. (“Myers Industries” or the “Company”) has fixed the close of business on March 1, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. This Proxy Statement, together with the related proxy card and our 2017 Annual Report to Shareholders, is being mailed to our shareholders on or about March 20, 2018. To be sure that your shares are properly represented at the Annual Meeting, whether or not you intend to attend the Annual Meeting via live webcast or in person, please complete and return the enclosed proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.

If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at (330) 761-6212.

By Order of the Board of Directors,

R. DAVID BANYARD
President and Chief Executive Officer

Akron, Ohio

March 20, 2018

THE 2017 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 25, 2018 (the “Annual Meeting”): This Proxy Statement and the Company’s 2017 Annual Report to Shareholders are available on Myers Industries’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, April 25, 2018
Time:	9:00 A.M. (local time)
Location:

The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com and the meeting will be held in person at:

1554 South Main Street, Akron, OH 44301

Record Date:	March 1, 2018

Items of Business

1.     To elect the seven candidates nominated by the Board of Directors to serve as directors until the next Annual Meeting of Shareholders;

2.     To cast a non-binding advisory vote to approve executive compensation;

3.     To approve the Myers Industries, Inc. Employee Stock Purchase Plan;

4.     To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2018; and

5.     To consider such other business as may be properly brought before the meeting or any adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1, “FOR” each of Proposal Nos. 2, 3 and 4. The full text of these proposals is set forth in the accompanying Proxy Statement.

How to Vote

By Telephone	By Internet	By Mail	Via Webcast or In Person
You may vote by calling 1-800-690-6903.	You may vote online at www.proxyvote.com.	You may vote by completing and returning the enclosed proxy card.	All shareholders are cordially invited to attend the Annual Meeting via live webcast or in person.

PROXY STATEMENT SUMMARY

Below are the highlights of important information you will find in this Proxy Statement.  As this is only a summary, we request you please review the full Proxy Statement before casting your vote.

General Meeting Information
2018 Annual Meeting Date and Time	Wednesday, April 25, 2018 9:00 a.m. EDT
Place	In-person: 1554 South Main Street, Akron, OH 44301 Online: The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com
Record Date	March 1, 2018
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for the election of directors and one vote for each of the proposals to be voted on.

Voting Matters and Board Recommendations
Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote Permitted	Board Recommendation
1. Election of Directors	“FOR” all nominees or “WITHHOLD” your vote for one or more of the nominees	Nominees for election as directors who receive the greatest number of votes cast (by holders of common stock represented in person or by proxy at the Annual Meeting) will be elected as directors	No	FOR EACH NOMINEE
2. Advisory Vote to Approve Executive Compensation	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of the common stock represented in person or by proxy at the Annual Meeting	No	FOR
3. Vote to Approve the Myers Industries, Inc. Employee Stock Purchase Plan	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of the common stock represented in person or by proxy at the Annual Meeting	No	FOR
4. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of the common stock represented in person or by proxy at the Annual Meeting	Yes	FOR

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PROXY STATEMENT SUMMARY (CONTINUED)

Recent Highlights and Achievements

The Company’s management and Board of Directors of the Company (the “Board” or “Board of Directors”) have together developed a strategic vision for the Company.  This long-term strategy is guided by three key operating principles:

•	Niche market focus
•	Flexible operations through the use of an asset-light business model
•	Strong cash flow growth

The Company’s mission is to instill a culture where safety and efficiency are part of every aspect of the business and where employees are empowered to act like owners. The Company’s management and Board of Directors work hand-in-hand to develop our strategic vision and together review the Company’s strategy and performance periodically throughout the year.

Myers Industries has made meaningful progress executing its long-term strategy.  The Company’s key achievements in 2017 included, among others:

•	Strong commercial execution in three key niche markets:
•	Double-digit year-over-year sales growth in our Consumer and Food & Beverage markets
•	High single-digit year-over-year sales growth in our Vehicle market
•	Progress towards transforming into an asset-light operating model
•	Restructured our operating footprint eliminating three facilities and generating labor, overhead and transportation savings
•	Divested our Brazil operations, which were non-strategic and generated negative cash flow
•	Reduced debt by $38.5 million
•	Reduced working capital by $10 million despite higher sales volume
•	Increased cash flow from continuing operations by 45% vs. 2016 to $49 million
•	Established an acquisition pipeline, giving us the ability to deploy future cash flow towards higher growth

PROXY STATEMENT SUMMARY (CONTINUED)

•	Total shareholder return (“TSR”) of the Company outperformed the TSR of the S&P 500 from December 31, 2015 through December 31, 2017, as shown in the chart below:

PROXY STATEMENT SUMMARY (CONTINUED)

Governance Highlights

Myers Industries is committed to applying sound corporate governance practices.  We believe sound governance practices are in the best interests of our shareholders and strengthen accountability within the organization.

Annual Elections	Yes	Stock Ownership Guidelines for Executives	Yes
Independent Board Chair	Yes	Anti-Hedging and Anti-Pledging	Yes
Board Independence	89%	Code of Conduct and Ethics	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	4	Executive Sessions of the Board	Yes
Board Diversity	22% female	Anonymous Reporting	Yes
Board and Committees Complete Annual Self-Evaluations	Yes	Clawback Policy	Yes
Over-Boarding Policy	Yes

Myers Industries’ commitment to sound corporate governance practices has been illustrated through a number of actions taken over the years, as shown below.

2017
	•	Shareholders approved Amended and Restated 2017 Incentive Stock Plan
	•	Enhanced proxy disclosure
	•	Continued shareholder outreach efforts
	•	Adoption of an over-boarding policy for directors
	•	Board evaluations conducted by a third party

2016
	•	Establishment of an email address through which shareholders can reach out to the Board directly
	•	Shareholder outreach with shareholders representing approximately 75% of the outstanding shares
	•	Board evaluations conducted by a third party

2009 -2015
	•	Adoption of the Board Member Recruiting Guidelines
	•	Adoption of a clawback policy
	•	Adoption of Stock Ownership Guidelines
	•	Appointment of an independent chairman

PROXY STATEMENT SUMMARY (CONTINUED)

Director Nominees

You are being asked to vote on the election of the following seven director candidates.  Detailed information on each director is available starting on page 9.

Two of our current directors, John Crowe and Daniel Lee, who served as directors during 2017, are not standing for re-election to the Board.  Both Mr. Crowe and Mr. Lee will continue to serve as a director of the Company until the 2018 Annual Meeting.  Effective with the Annual Meeting, the size of the Board of Directors will be reduced from nine (9) to seven (7) directors.  The Company thanks Messrs. Crowe and Lee for their service on the Board and thanks Mr. Crowe for his leadership as Chair of the Corporate Governance and Nominating Committee.

					Committee Memberships
Name	Age	Director Since	Experience	Independent	Audit	Compensation	Corporate Governance
R. David Banyard	49	2016	President, CEO, Myers Industries. Inc.	No
Sarah R. Coffin	65	2010	Former CEO, Aspen Growth Strategies, LLC	Yes	●	CHAIR
William A. Foley	70	2011	Chairman of the Board and CEO, Libbey Inc. (NYSE: LBY)	Yes		●	●
F. Jack Liebau, Jr. Chairman*	54	2015	Former President and CEO of Roundwood Asset Management	Yes	●	●	●
Bruce M. Lisman**	71	2015	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM)	Yes		●	●
Jane Scaccetti	63	2016	CEO and founding partner of Drucker & Scaccetti	Yes	●		●
Robert A. Stefanko	75	2007	Former Chairman and EVP of Finance and Administration of A. Schulman, Inc. (NASDAQ)	Yes	CHAIR	●

*Mr. Liebau is an ex officio member of each of the Company’s committees.

**Mr. Lisman will be named the Chair of the Corporate Governance and Nominating Committee following Mr. Crowe’s retirement.

Board Overview

Myers Industries has an experienced and effective Board focused on shareholder value creation.  The Board is currently composed of nine members, eight of whom are independent.  The charts below highlight the Board’s composition and experience.

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PROXY STATEMENT SUMMARY (CONTINUED)

Board Composition

Director Qualifications

Directors (number / %)		Skill
9	100%	Executive Leadership

9	100%	Public Board Experience

8	88%	Investor Relations

7	78%	M&A

7	78%	Global Experience

6	66%	Brand and Marketing

4	44%	Financial Expert

4	44%	Industry Experience / Operational Expertise

PROXY STATEMENT SUMMARY (CONTINUED)

Shareholder Outreach

We believe engaging in shareholder outreach is an important element of strong corporate governance.  In 2017, in a continuation of the Company’s shareholder outreach efforts in 2016, members of our Board and executive management acted on this belief and contacted the top 12 shareholders who own 1% or greater of outstanding shares and represent approximately 71% of total shares outstanding. Following this outreach, conference calls were conducted with 4 of the 12 shareholders initially approached who had indicated interest in having a conversation with our management and directors, whose ownership represented approximately 33% of total shares outstanding. During our outreach meetings, we discussed with shareholders corporate governance matters (including the Company’s shareholder outreach efforts through discussions and through the Company’s proxy statement), the correlation between the Company’s executive compensation practices and the Company’s strategy, safety, environmental and social policies and reporting practices of the Company and other items of shareholder interest.

The Company values the input received from these discussions with shareholders. Following these conversations, the Company has continued to emphasize the importance of safety in our operations and has renewed its focus on enhancing sustainable business practices and incorporating environmental consciousness throughout our operations.  Additionally, the Compensation Committee of the Company regularly evaluates the Company’s compensation program and considers shareholders’ input when developing changes to the compensation program.

In addition, each spring, we mail all shareholders a copy of the Company’s Annual Report and Proxy Statement.

At any time during the year shareholders may access our Annual Report, Proxy Statement, financial presentations, and corporate governance guidelines at www.myersindustries.com.  Shareholders may contact any director, committee of the board, non-management director or the Board through the following:

via U.S. Mail at:

Myers Industries, Inc.

c/o Corporate Secretary

1293 South Main Street

Akron, Ohio 44301

via e-mail at:

governance@myersind.com

A toll-free hotline has also been established if an interested party wishes to contact a director, a committee of the Board, a non-management director or the Board by phone. The number is (877) 285-4145 and is available worldwide 24 hours a day, seven days a week.

PROXY STATEMENT SUMMARY (CONTINUED)

Executive Compensation Overview

Myers Industries’ executive compensation program, set forth by the Compensation Committee, is designed to implement our executive pay philosophy to:

•	Attract and retain talented and experienced executives and other key employees
•	Ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value (“pay for performance”)
•	Motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value
•	Reward executives whose knowledge, skills and performance are crucial to our success

Compensation Practices

What We Do	What We Don't Do
Pay for Performance	Enter into Employment Contracts
Reasonable Post-Employment/Change in Control Provisions	Offer Tax Gross-Ups
Double Trigger Change in Control Provisions	Reprice Underwater Options
Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheet to Evaluate and Monitor NEO Compensation	Offer Perquisites
Clawback Policy	Allow Hedging or Pledging of Company Stock

PROXY STATEMENT SUMMARY (CONTINUED)

Elements of Compensation for 2017

Our 2017 executive compensation program was designed to reinforce the relationship between the interests of our named executive officers (or “NEOs”) and our shareholders.  The objectives and key characteristics of each element of our 2017 executive compensation are summarized below:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year	•	Compensation for job performance
			•	Recognizes individual skills, competencies, experience, and individual performance
			•	Generally determined based on an individual’s time in the position, experience, performance, future potential and external market conditions
•

May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial ability to pay base salaries and provide increases, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year	•	Variable cash compensation tied to the achievement of annual corporate operational goals established by the Compensation Committee each fiscal year to support long-term value creation
			•	Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (performance RSUs, stock options, RSUs and performance cash awards)	3 years	•	Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests by aiding in the retention of high-quality executives
•

Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving Company performance objectives designed to enhance shareholder value

			•	Helps build executive stock ownership, consistent with our stock ownership objectives
			•	Encourages retention through multi-year vesting

PROXY STATEMENT SUMMARY (CONTINUED)

2017 NEO Pay Mix

2017 CEO Compensation Mix

2017 CFO Compensation Mix

2017 CAO Compensation Mix

* “Fixed” compensation includes salary and service-based restricted stock; “variable” compensation includes annual bonuses, performance stock units and stock options; “long-term” compensation includes stock options, performance stock units and restricted stock, and “short-term” compensation includes salary and annual bonuses.

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Corporate Governance and Compensation Practices and Policies

The Board of Directors is committed to maintaining sound corporate governance and compensation structures that promote the best interests of our shareholders.

Corporate Governance Guidelines

The Company has adopted “Corporate Governance Guidelines” and a “Code of Business Conduct and Ethics” for the Company’s directors, officers and employees.  Each of our corporate governance policies is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersindustries.com.

Corporate Governance and Compensation Practices

Below is a discussion of our corporate governance and compensation practices and policies.

Shareholder Outreach

In 2017, the Company and members of the Board continued to conduct considerable shareholder outreach, through which we have requested input from our largest institutional investors and other shareholders holding approximately 71% of our outstanding shares.

Following this outreach, discussions were ultimately conducted with 4 of the shareholders initially approached who had indicated interest in having a conversation with our management and directors, whose ownership represented approximately 33% of the Company’s outstanding shares. The Company received feedback on:

•	corporate governance matters (for example, the Company’s shareholder outreach efforts, including through the Company’s proxy statement)
•	the correlation between the Company’s executive compensation practices and the Company’s strategy
•	safety, environmental and social policies and reporting practices of the Company

We value shareholder views and insights and expect to continue to dialogue with our shareholders.

Annual Elections

In accordance with best practices, all of our directors are elected annually.

Independent Chairman

•	Since October 2009, the Company has maintained an independent Chairman. F. Jack Liebau, Jr. has served as the independent Chairman since the 2016 Annual Meeting of Shareholders
•	The Company believes this leadership structure is appropriate as it further aligns the interests of the Company and our shareholders by ensuring independent leadership of the Board
•	The independent Chairman serves as a liaison between our directors and the Company’s management and helps to maintain open communication and discussion by the Board
•	Our independent Chairman is an ex officio member of each of our standing committees
•

Duties of the Chairman are specified in the Charter of the Chairman of the Board of Directors and include serving in a presiding capacity, coordinating the activities of the Board, and such other duties and responsibilities as the Board may determine from time-to-time. This charter is available on our website at www.myersindustries.com on the “Corporate Governance” page accessed from the “Investor Relations” page

Board and Committee Independence

•

Periodic Review of Director Independence:  On an ongoing basis, the Board of Directors reviews the independence of each director using the current standards for “independence” established by the New York Stock Exchange (“NYSE”) and other applicable regulations and considers any other material relationships a director may have with the Company as disclosed in annual director and officer questionnaires. The Company’s Corporate Governance Guidelines provide that a majority of the Board of Directors be comprised of independent directors and the charters of each of the Board’s committees require that all committee members be independent

•

Independence Determination:  The Board has determined that Mses. Coffin and Scaccetti and Messrs. Crowe, Foley, Lee, Liebau, Lisman and Stefanko (all of its current members except for Mr. Banyard, our President and Chief Executive Officer) are independent under these standards.  The determination of whether a director is “independent” is based upon the Board’s review of the relationships between each director and the Company, if any, under the Company’s “Board of Directors Independence Criteria” policy, and the corporate governance listing standards of the NYSE. In connection with the Board’s determination regarding the independence of each non-management director and nominee, the Board considered any transactions, relationships and arrangements as required by our independence guidelines. In particular, the Board considered the following relationships:

•

Committee Independence:  All members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (the “Governance Committee”) have been determined to be independent directors.  In addition, the Board has determined that the members of the Audit Committee and Compensation Committee meet the additional independence criteria required for such committee membership under the applicable NYSE listing standards

•

Other Relationships:  Except as set forth in this Proxy Statement, neither the Company nor any of the Board nominees or any of their associates have or will have any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party

Director Resignation Policy

•

Pursuant to the Company’s director resignation policy, in an uncontested election, any incumbent director who receives a greater number of votes “Withheld” or “Against” his or her election than votes “For” his or her election (and with respect to such incumbent director’s election at least 25% of the Company’s shares outstanding and entitled to vote thereon were “Withheld” or voted “Against” the election of such director) shall submit an offer of resignation to the Board of Directors

•	The Governance Committee will then recommend to the Board whether to accept or reject any tendered resignations, and the Board will decide whether to accept or reject such tendered resignations
•	The Board’s decision will be publicly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”)
•

If an incumbent director’s tendered resignation is rejected, he or she will continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office, or death. If an incumbent director’s tendered resignation is accepted, then the Board will have the sole discretion to fill any resulting vacancy to the extent permitted by the Company’s Amended and Restated Code of Regulations

Over-Boarding Policy

The Company has adopted a policy that the maximum number of public company boards on which a non-CEO director may sit is five (including the Company’s board) and the maximum number of public company boards on which a CEO director may sit is three (including the Company’s board).

Board Role in Risk Oversight

The Board annually reviews the Company’s strategic plan, which addresses, among other things, the Company’s risks and opportunities. Certain areas of oversight are delegated to the relevant Committees of the Board and the Committees regularly report back on their deliberations. This oversight is enabled by reporting processes that are designed to provide visibility to the Board about the identification, assessment, monitoring and management of enterprise-wide risks. Every year, management conducts an enterprise-wide risk assessment of the Company and each of its business segments and presents the assessment to the Board for review. The focus of this assessment includes a review of strategic, financial, operational, compliance, reputational and technology (IT) objectives and risks for the Company. In addition:

•	Audit Committee: The Audit Committee maintains primary responsibility for oversight of risks and exposures pertaining to the accounting, auditing and financial reporting processes of the Company
•

Compensation Committee: The Compensation Committee maintains primary responsibility for risks and exposures associated with oversight of the administration and implementation of our compensation policies

•	Governance Committee: The Governance Committee maintains primary responsibility for risks and exposures associated with corporate governance and succession planning

Each committee also considers the reputational risk implicated by the oversight responsibilities described above.

Clawback Policy

The Company maintains a “Clawback Policy” that provides for the recoupment of certain incentive compensation in the event of an accounting restatement resulting from material noncompliance (whether or not based upon misconduct) with financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the Compensation Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Compensation Committee.

Succession Planning

Our Board, in coordination with the Governance Committee, oversees succession planning for the CEO and other officers of the Company. As part of its succession planning oversight, at least annually, the Board reviews the senior management team’s experience, skills, competence and potential, in order to assess which executives have the ability to develop the attributes that the Board believes are necessary to lead and execute the Company's strategic vision.

Stock Ownership Guidelines

The Company maintains “Stock Ownership Guidelines” whereby our executive officers and non-employee directors are expected to hold a specified amount of our common stock.  These expectations are as follows:

•	CEO: 5X annual base salary
•	CFO: 3X annual base salary
•	Vice Presidents (including the CAO): 1X annual base salary
•	Non-Employee Directors: 5X annual cash Board retainer

The executive officers and non-employee directors have five years from the date they become subject to the guidelines to attain the ownership requirement. These “Stock Ownership Guidelines” are available on the “Corporate Governance” page accessed from the Investor Relations page of the Company’s website at www.myersindustries.com.

Anti-Hedging and Pledging Policy

The Company prohibits directors, officers and employees from engaging in any hedging or pledging transactions with respect to Company shares.

Board Member Recruiting Guidelines

The Company’s Board Member Recruiting Guidelines outline the process for nominating potential director candidates for consideration by the Governance Committee. These recruiting guidelines are available on the “Corporate Governance” page accessed from the Investor Relations page of the Company’s website at www.myersindustries.com.

Executive Sessions of the Board and Committees

The Board has a policy requiring the non-management directors, both as to the Board and Committees, to meet regularly in executive session without any management personnel or employee directors present. During 2017, the Board and each Committee met regularly in executive session as follows: Board, 7 times; Audit Committee, 9 times; Compensation Committee, 6 times; and the Governance Committee, 5 times.

Presiding Directors

The Chairman of each Committee was selected as the Presiding Director for each Committee executive session.

Anonymous Reporting

The Audit Committee maintains procedures, including a worldwide telephone “hotline,” which allows employees and interested parties to report any financial or other concerns anonymously as further detailed under “Shareholder Communication with Directors” below.

Code of Ethics

We have a “Code of Business Conduct and Ethics,” which incorporates a “Code of Ethical Conduct for the Finance Officers and Finance Department Personnel,” which embodies our commitment to ethical and legal business practices, as well as satisfying the NYSE requirements to implement and maintain such policies. The Board expects all of our officers, directors and other members of our workforce to act ethically at all times. This policy is available on our website at www.myersindustries.com on the “Corporate Governance” page accessed from the “Investor Relations” page.

Annual Board and Committee Self-Assessments

The Board conducts annual self-assessments of the Board, as well as of the Audit Committee, the Compensation Committee, and the Governance Committee, to assist in determining whether the Board and its Committees are functioning effectively.  In early 2016 and 2017, evaluations were conducted by an independent third party through telephone interviews and feedback was provided to the Board, committees and individual directors. In late 2017 and early 2018, the Board conducted self-assessment evaluations with the assistance of outside counsel, and reviewed the results as a Board.

Shareholder Communication with Directors

Our Board provides the following methods for interested parties and shareholders to send communications to a director, to a Committee of the Board, to the non-management directors, or to the Board:

Written Communication

Interested parties may send such communications by e-mail to governance@myersind.com or by mail or courier delivery addressed as follows:

Board of Directors (or Committee Chairman, Board Member or Non-Management Directors, as the case may be)

c/o Corporate Secretary

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

All communications directed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded unopened or unread to the Chairman of the Governance Committee. The Chairman of the Governance Committee in turn determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director or the Chairman of a particular Committee of the Board, however, the Corporate Secretary will forward those communications, unopened or unread, directly to the person or Committee Chairman in question.

Toll Free Hotline

The Company maintains a “hotline” for receiving, retaining and addressing complaints from any interested party regarding accounting, internal accounting controls and auditing matters, and procedures for the anonymous submission of these concerns.

The hotline is maintained by an independent third party. Interested parties may also use this hotline to communicate with the Board.

Any interested party may contact a director, a Committee of the Board, the non-management directors, or the Board through the toll free hotline at (877) 285-4145.

The hotline is available worldwide, 24 hours a day, seven days a week. Note that all reports made through the hotline are directed to either or both the Chairman of the Audit Committee and the Corporate Secretary. We do not permit any retaliation of any kind against any person who submits a complaint or concern under these procedures.

Corporate Responsibility and Sustainability

Demonstrating respect for the environment and support for the communities in which our facilities operate has always been a key initiative for Myers Industries.

Sustainability Practices

The Company incorporates environmental consciousness into all aspects of our operations and emphasizes sustainability by doing, among other things, the following:

•	Manufacturing returnable packaging products that promote sustainability
•	Recycling and reprocessing plastic scrap in our factories
•	Implementing and maintaining recycling programs in our offices and factories
•

Conserving energy wherever possible in order to prevent water, air and land pollution (including through the use of new efficient plant water cooling systems and motion control water valves at certain locations)

•	Using tools like thermal imaging to improve machine cycle times, LED lighting, lighting motion sensors and high efficiency motors to reduce energy consumption
•	Encouraging our customers to focus on sustainability by providing alternative solutions in manufacturing materials, transportation methods, and product end-use

Community Involvement

Community involvement at Myers Industries takes place through any combination of the following:

•	Financial contributions made by our employees or by the Company (either directly or through a Company match)
•	Employees volunteering in local civic and charitable organizations (supported by Company provided days off for volunteering)
•	Employee and Company sponsored fund raisers
•	Company sponsored community events

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience for at least the past five years, and any directorships held with public companies.

The members of the Governance Committee have recommended, and the independent members of the Board of Directors have nominated, the persons listed below as nominees for the Board of Directors.

Each of the below nominees has consented:

•	To serve as a nominee
•	To being named as a nominee in this Proxy Statement
•

To serve as a director if elected. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. There is no reason to believe that the nominees named will be unable to serve if elected

Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

Two of our current directors, John Crowe and Daniel Lee, who served as directors during 2017, are not standing for re-election to the Board.  Messrs. Crowe and Lee, who each served as directors during 2017, will continue to serve as directors of the Company until the 2018 Annual Meeting, when their respective terms as directors will end.  Effective with the Annual Meeting, the size of the Board of Directors will be reduced from nine (9) to seven (7) directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES

Name	Age	Director Since	Independent	Occupation
R. David Banyard	49	2016	No	President and CEO Myers Industries, Inc.
Sarah R. Coffin	65	2010	Yes	Former CEO of Aspen Growth Strategies, LLC.
William A. Foley	70	2011	Yes	Chairman of the Board and CEO of Libbey Inc.
F. Jack Liebau, Jr.	54	2015	Yes	Former President and CEO of Roundwood Asset Management
Bruce M. Lisman	71	2015	Yes	Former Chairman of the Global Equity Division, JP Morgan Chase & Co.
Jane Scaccetti	63	2016	Yes	CEO and founding partner of Drucker & Scaccetti
Robert A. Stefanko	75	2007	Yes	Former Chairman and EVP of Finance and Administration of A. Schulman, Inc.

NOMINEE INFORMATION

R. DAVID BANYARD Age: 49 Director since: 2016 Committees: None	Principal Occupation: President/CEO and Director of Myers Industries Business Experience:
	•	Former Group President, Fluid Handling Technologies of Roper Technologies (NYSE: ROP), a diversified industrial company that produces engineered products for global niche markets
	•	Former Director of ID Modeling, Inc., a hydraulic modeling and water resource management company
	•	Former Vice President and General Manager — Kollmorgen Vehicle Systems Division, Danaher Corporation (NYSE: DHR), a designer, manufacturer, and marketer of industrial and consumer products
	•	Former Director of Operations — Jacobs Vehicle Systems, Danaher Corporation (NYSE: DHR)
Skills and Expertise:
	•	Successive leadership roles in manufacturing and engineering industries
	•	Proven track record of outperforming market growth, expanding profit margins and driving improved cash flow performance
	•	Variety of experiences resulting from service as a director and in management for other companies

SARAH R. COFFIN Age: 65 Director since: 2010 Committees: Compensation (Chair) Audit	Business Experience:
	•	Former CEO of Aspen Growth Strategies, LLC, an investment company
	•	Former Executive Vice President, Hexion and Senior Vice President, Noveon, Inc. (now Lubrizol), both specialty chemical and polymer producers in the industrial market space
Current and Former Directorships:
	•	Director of FLEXcon, a privately held manufacturer of pressure-sensitive films and adhesives
	•	Former Director and Chair of the Compensation Committee of SPX Corporation (NYSE: SPXC) (now SPX Corporation and SPX Flow), a global industrial equipment and manufacturing company
	•	Former Director of Huttenes-Albertus International, an international manufacturer of chemical products for the foundry industry
Skills and Expertise:
	•	Former division and global leader in multiple companies
	•	Substantial senior level executive experience in marketing, distribution and operations
	•	Background in the polymer and specialty chemicals industries
	•	Knowledge and insight from service on the boards of other companies

WILLIAM A. FOLEY Age: 70 Director since: 2011 Committees: Compensation Corporate Governance	Principal Occupation: Chairman of the Board and CEO of Libbey Inc. (NYSE: LBY), a producer of consumer and industrial glassware
Business Experience:
	•	Former Chairman and CEO of Blonder Home Accents, a distributor of wallcoverings and home accents
	•	Former Chairman and CEO of Thinkwell Incorporated
	•	Former President of Arhaus Incorporated, a private brand name furniture company
	•	Former Chairman, President and CEO of Lesco Incorporated, a manufacturer, distributor and retailer of professional lawn care and golf course management products
Skills and Expertise:
	•	Over 30 years of senior management experience, both domestic and international
	•	Provides wide-ranging acquisition, joint venture, business and market development experience
	•	Extensive experience in broad scale plastics manufacturing, as well as consumer and distribution businesses
	•	Experience with best practices on public company boards, particularly in governance, compensation and leadership
F. JACK LIEBAU, JR. Age: 54 Director since: 2015 Committees: Audit* Compensation* Corporate Governance* *ex officio committee member	Business Experience:
	•	Former President and CEO of Roundwood Asset Management, a subsidiary managing public equities for Alleghany Corporation’s insurance companies
	•	Former President and Founder, Liebau Asset Management Company, which managed money for individuals, foundations, and corporations
	•	Former Partner and Portfolio Manager for Davis Funds, an investment management firm
	•	Former Partner and Portfolio Manager, Primecap Management Company, an investment management firm
Current and Former Directorships:
•

Non-Executive Chairman of the Board and Member of Special Investigations Limited Company, a private, Virginia-based professional services company and government contractor in the information technology, cybersecurity, investigations, and intelligence sectors

	•	Former Director of The Pep Boys, a nationwide auto parts retailer
	•	Former Director of Herley Industries, Inc., a defense technology company
	•	Former Director of Media General, Inc., then an owner of newspapers and television stations
	•	Former Vice President of Andover Alumni Council
	•	Member of Andover Development Board
	•	Current Director and CFO of the Edwin Gregson Foundation
	•	Former Director and Finance Committee Chair of Kidspace Children’s Museum
Skills and Expertise:
	•	Vast financial, strategic, executive and investment experience working with companies in a wide range of industries
•

Experience in corporate governance and in serving on boards (both corporate and non-profit), experience working effectively with management teams, analyzing strategic options, and communicating with various constituencies

	•	Extensive financial experience, including qualification under SEC rules as an Audit Committee Financial Expert

BRUCE M. LISMAN Age: 71 Director since: 2015 Committees: Compensation Corporate Governance	Business Experience:
	•	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM), a global financial services firm and banking institution
	•	Former Co-Head of the Global Institutional Equity Division, Bear Stearns Companies, Inc.
Current and Former Directorships:
	•	Director of Associated Capital Group (NYSE: AC), a diversified global financial services company
	•	Chairman of PC Construction, an engineering and construction company
	•	Director of National Life Group, a mutual life insurance company
	•	Member of the board of American Forests
	•	Former Director of The Pep Boys, a nationwide auto parts retailer
	•	Former Director of Central Vermont Public Service (now part of Green Mountain Power), a public energy company
	•	Former Director of Merchants Bancshares, a bank holding company (now part of Community Bank System, Inc.)
	•	Former member of the boards of BRUT, Inc., Vermont Electric Power Company, Inc. (VELCO), STRYKE Trading, the University of Vermont, and the Vermont Symphony Orchestra
Skills and Expertise:
	•	Experience as a chair, vice chair, and committee chair/member in a broad range of businesses and civic organizations
	•	Extensive executive and investment experience

JANE SCACCETTI Age: 63 Director since: 2016 Committees: Audit Corporate Governance	Principal Occupation: CEO and founding partner of Drucker & Scaccetti, an accounting and tax advisory firm
Business Experience:
	•	Former partner at Laventhol & Horwath, a national accounting firm
Current and Former Directorships:
	•	Chair of the Audit Committee, Penn National Gaming, Inc. (NASDAQ: PENN), an operator of casinos and racetracks
	•	Director of Mathematica Policy Research, Inc., a non-partisan research organization focused on policy research, data collections and data analytics
	•	Former member of the board and Chair of the Audit Committee of Nutrition Management Services Company, a provider of comprehensive healthcare food service and facilities management nationwide
	•	Former Chair of the Audit Committee and a member of the Nominations and Governance Committee of The Pep Boys, a nationwide auto parts retailer
	•	Former Director of Keystone Health Plan East, the for-profit Health Maintenance Organization of Independence Blue Cross
Skills and Expertise:
	•	Experience as a chair, vice chair, and committee chair/member in a broad range of businesses
	•	Extensive financial and accounting experience, including qualification under SEC rules as an Audit Committee Financial Expert

ROBERT A. STEFANKO Age: 75 Director since: 2007 Committees: Audit (Chair) Compensation	Business Experience:
	•	Former Chairman of the Board and EVP of Finance & Administration of A. Schulman, Inc. (NASDAQ), an international supplier of plastic compounds and resins
Current and Former Directorships:
	•	Director and member of Audit Committee of OMNOVA Solutions, Inc. (NYSE), an innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces
	•	Former Director of The Davey Tree Expert Company, a tree, shrub and lawn care company
Skills and Expertise:
	•	Extensive involvement in public company matters, including international, compensation, audit, financial, legal, and various other matters
	•	Extensive financial and accounting experience, including qualification under SEC rules as an Audit Committee Financial Expert
	•	Experience as a director of other public company boards

Each of the foregoing nominees is recommended by the Governance Committee. The Governance Committee believes that each of the nominees possesses certain key attributes that the Governance Committee believes to be important for an effective Board.  There are, and during the past ten years there have been, no legal proceedings material to an evaluation of the ability of any director, nominee, or executive officer of Myers Industries to act in such capacity or concerning his or her integrity. There are no family relationships among any of the directors and executive officers.

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above

Nominating Process

The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Governance Committee: in writing by any of our shareholders or by our current or past directors, executive officers, or identified by professional search firms retained by the Governance Committee.

Recruiting Guidelines and Director Qualifications

The Company’s Board Member Recruiting Guidelines outline the process for the Governance Committee to recruit and evaluate potential director candidates. These guidelines are available on the “Corporate Governance” page accessed from the Investor Relations page of the Company’s website at www.myersindustries.com. In considering these potential candidates for nomination to stand for election, the Governance Committee will consider:

•	The current composition of the Board and how well it functions as a group
•	The talents, personalities, strengths, and weaknesses of current directors
•	The value of contributions made by individual directors
•	The need for a person with specific skills, experiences or background relevant to the Company’s strategy to be added to the Board
•	Any anticipated vacancies due to retirement or other reasons
•	Other factors that may enter into the nomination decision

The Governance Committee endeavors to select nominees that contribute unique skills and professional experiences in order to advance the performance of the Board of Directors and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity such as race and gender.

When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors, however, the Governance Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates.

Shareholder Recommendation Policy

The Governance Committee will consider individuals for nomination to stand for election as a director who are recommended to it in writing by any of our shareholders that strictly follow the below procedures.  Shareholders making recommendations for directors must:

•	Certify that the person making the recommendation is a shareholder of the Company (including the number of shares held as of the date of the recommendation)
•

Provide the full name and address of the proposed nominee as well as a biographical history setting forth past and present directorships, employment, occupations and civic activities for at least the past five years

•	Provide a signed written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director

•

Submit a signed written statement that the nominating shareholder and the candidate will make available to the Governance Committee all information reasonably requested in furtherance of the Governance Committee’s evaluation

•	Provide a letter of recommendation to the following address: Corporate Governance and Nominating Committee, c/o Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301
•	Submit all required information before the close of business on or before November 15th of the year prior to our next Annual Meeting of shareholders

Shareholder Nomination Policy

In accordance with our Amended and Restated Code of Regulations, a shareholder may directly nominate a candidate for election as a director of the Company only if written notice of such intention is received by the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of such Annual Meeting of shareholders or special meeting of shareholders for the election of directors. In the event that the date of such meeting to elect directors is not publicly disclosed at least seventy (70) days prior to the date of such meeting, written notice of such shareholder’s intent to nominate a candidate must be received by the Corporate Secretary not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first provided to the shareholders. A shareholder wishing to directly nominate an individual to serve as a director must follow the procedure outlined in Article I, Section 12 of our Amended and Restated Code of Regulations, titled “Advance Notice of Director Nomination” and then send a signed letter of nomination to the following address: Corporate Governance and Nominating Committee, c/o Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. Our Amended and Restated Code of Regulations is available on the “Corporate Governance” page accessed from the Investor Relations page of the Company’s website at: www.myersindustries.com.

Board Committees and Meetings

There were a total of 7 regularly scheduled and special meetings of the Board of Directors in 2017. During 2017, all directors attended at least 75% of the aggregate total number of the meetings of the Board and committees on which they served. In 2017, all of our then current directors and then nominees attended our Annual Meeting.  Although we do not have a formal policy requiring directors to attend the Annual Meeting, our directors are encouraged to attend.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee.  Set forth below are the current committee memberships.

Director	Audit Committee	Compensation Committee	Governance Committee
Sarah R. Coffin	X	Chair
John B. Crowe*		X	Chair
William A. Foley		X	X
Daniel R. Lee	X		X
F. Jack Liebau, Jr.**	X	X	X
Bruce M. Lisman***		X	X
Jane Scaccetti	X		X
Robert A. Stefanko	Chair	X

 *Mr. Crowe will be retiring from the Board immediately following the Annual Meeting.

**Mr. Liebau is an ex officio member of each of the Company’s committees.

***Mr. Lisman will be named the Chair of the Governance Committee following Mr. Crowe’s retirement.

In addition to the standing Audit Committee, Compensation Committee and Governance Committee, from time to time, the Board has established, and may establish in the future, special committees to address particular matters.

Audit Committee

9 Meetings Held in 2017

The Audit Committee assists our Board in the oversight and integrity of our financial statements, ensures our structure meets legal and regulatory requirements, and oversees our internal auditing functions, controls, and procedures.  The Board has determined that based on their extensive financial background and expertise, Daniel R. Lee, F. Jack Liebau, Jr., Jane Scaccetti and Robert A. Stefanko meet the criteria of a “financial expert” under SEC rules. None of our Audit Committee members serve on more than two other public company audit committees.

Audit Committee Functions:

•	Engages the independent registered public accounting firm and is responsible for the appointment, compensation and oversight of external auditor
•	Approves all audit and accounting engagements (audit and non-audit)
•	Reviews the results of the audit and interim reviews
•	Evaluates the independence of the independent registered public accounting firm
•	Reviews the financial results of the Company with the independent registered public accounting firm prior to their public release and filling of reports with the SEC
•	Directs and supervises special investigations
•	Oversees accounting, internal accounting controls, auditing matters, reporting hotline and corporate compliance programs

See the Audit Committee Report on page 58 for further information regarding the Audit Committee’s activities.

Compensation Committee

6 Meetings Held in 2017

The Compensation Committee administers our executive incentive compensation programs and determines, either as a committee or together with the other independent board members, annual base salaries and incentive compensation awards for our executive officers.

Compensation Committee Functions:

•	Review and approve compensation of executive officers of the Company
•	Review and approve the CEO’s compensation-related corporate goals
•	Evaluate the CEO’s performance
•	Establish and administer the Company’s policies, programs and procedures for compensating its executive officers and directors
•	Review and approve equity award grants
•	Review, assess and monitor the Company’s Stock Ownership Guidelines
•	Oversee regulatory compliance with respect to compensation matters
•	Oversee shareholder communications regarding executive compensation matters
•	Retain outside consultants regarding executive compensation and other matters

Corporate Governance and Nominating Committee

5 Meetings Held in 2017

The Governance Committee assists the Board in developing and implementing corporate governance guidelines, identifying potential director candidates, determining the size and composition of our Board and its committees, and evaluating the overall effectiveness of our Board.

Governance Committee Functions:

•	Evaluate new director candidates and incumbent directors
•	Recommend nominees to serve on the Board as well as members of the Board’s committees to the independent directors of the Board
•	Recommend and monitor participation in continuing education programs by the directors

Committee Charters and Policies

The Board has adopted written charters for each of the Audit Committee, the Compensation Committee and the Governance Committee. Each committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. Each of the written charters and policies of the Audit Committee, the Compensation Committee, and the Governance Committee are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at: www.myersindustries.com.

Director Compensation

The Company has structured its non-employee director compensation to attract and retain highly qualified directors and to compensate directors for their service, while also aligning the interests of the directors to the long-term interests of the Company’s shareholders.

In addition to the compensation provided to our non-employee directors, which is described below, our Amended and Restated Code of Regulations provides that we will indemnify, to the fullest extent then permitted by law, any of our directors or former directors who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was a director of the Company, or serving at our request as a director of another entity. We have entered into indemnity agreements with each of our directors contractually obligating us to provide such protection. We also currently have in effect director and officer insurance coverage.

2017 Non-Employee Director Compensation

Under our 2017 Incentive Stock Plan of Myers Industries, Inc., as Amended and Restated (the “2017 Plan”), each non-employee director who holds such position until the date of the Annual Meeting of the shareholders, and has been a director for the entire period since the Annual Meeting of shareholders of Myers Industries that was held in the immediately preceding calendar year, will be awarded annually, on the date of the Annual Meeting of shareholders, shares of our common stock at a value recommended by the Compensation Committee and approved by the Board. The value of common stock awarded at the 2017 Annual Meeting was $72,500 for each director entitled to an award. A director may elect to receive an equivalent number of stock units rather than shares of common stock, with payment to be made with respect to such stock unit when such director ceases to be a member of the Board. The cash portion of director committee member and committee chair retainers for 2017 is set forth below.  The Company’s non-employee director compensation program in 2017 reflected the recommendations of our compensation consultant who conducted an assessment of the market competitiveness of the Company’s non-employee director compensation program in 2015.

Directors who are employees of the Company do not receive the annual common stock or cash retainer.

Compensation Type	2017 Director Compensation
Annual Cash Retainer
Cash Retainer	$52,500
Supplemental Annual Cash Retainer
Chair of Audit Committee	$18,000
Chair of Compensation Committee	$18,000
Chair of Governance & Nominating Committee	$14,000
Committee Members	$10,000
Chairman of the Board	$60,000 (including committee fees)

As described in further detail, below, the Company’s non-employee director compensation program was updated for 2018.

Director cash retainers are paid quarterly in arrears. The following table shows the compensation paid to each of the non-employee directors during fiscal year 2017.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Sarah R. Coffin	80,500	72,501	—	—	—	153,001
John B. Crowe	76,500	72,501	—	—	—	149,001
William A. Foley	72,500	72,501	—	—	—	145,001
Daniel R. Lee	72,500	72,501	—	—	—	145,001
F. Jack Liebau, Jr.	112,500	72,501	—	—	—	185,001
Bruce M. Lisman	72,500	72,501	—	—	—	145,001
Jane Scaccetti	72,500	72,501	—	—	—	145,001
Robert A. Stefanko	80,500	72,501(2)	—	—	—	153,001(2)
(1)

Stock Award amounts shown in this Non-Employee Director Compensation Table do not reflect compensation actually received by the directors. The amounts shown reflect the fair market value of 4,290 shares of common stock awarded to the non-employee directors, who had been directors for the prior year, on April 26, 2017.

(2)

Mr. Stefanko deferred the receipt of common stock for his Stock Award in fiscal year 2017, and instead received Stock Units. On the date that such director ceases to be a member of the Board for any reason whatsoever, or as soon thereafter as is reasonably practical, the Company shall make a payment to the director of one Share for every Stock Unit then held by such director as payment with respect to each such Stock Unit.

2018 Changes to Non-Employee Director Compensation

The Compensation Committee approved the following changes to the compensation of the Company’s non-employee directors, effective as of January 1, 2018.  These changes were made after reviewing an assessment of the market competitiveness of the Company’s non-employee director compensation program conducted by the Compensation Committee’s compensation consultant.

Compensation Type	2018 Director Compensation
Annual Cash Retainer
Cash Retainer	$55,000
Equity Awards	$75,000
Supplemental Annual Cash Retainer
Chair of Audit Committee	$20,000
Chair of Compensation Committee	$20,000
Chair of Governance & Nominating Committee	$16,000
Committee Members	$10,000
Chairman of the Board	$90,000 (including committee fees)

In addition, the Compensation Committee, after consultation with its compensation consultant, has approved a change to the annual grant date of the non-employee director annual equity awards described above.  This change will be effective for awards granted for service beginning upon election at the 2018 Annual Meeting. Non-employee directors will be granted such annual equity awards on the date of the annual meeting at which they are elected. Such equity awards will be subject to vesting, and will vest on the first anniversary of the date of grant, subject to such non-employee director’s continuous service with the Company through the vesting date.

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Myers Industries provides, pursuant to Section 14A of the Securities Exchange Act of 1934, shareholders with the opportunity to cast an annual advisory vote on executive compensation (“Say-on-Pay”).  The Compensation Committee has designed an executive compensation program (described further in the Compensation Discussion & Analysis (“CD&A”) and tabular disclosures of this Proxy Statement) designed as follows:

Executive Compensation Objectives			Executive Compensation Elements
•	Provide competitive compensation packages to attract and retain talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success	→	•	Base salary
			•	Annual bonus opportunities
			•	Long-term incentives, such as equity awards
			•	Benefits
•

Empower employees to act like owners and ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value (“pay for performance”) and motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value by providing:

o    Short-term performance incentives by establishing goals for our executives through an annual bonus plan focused on operating performance

o    Long-term performance incentives that reward executive management for the achievement of long-term strategic initiatives through the use of restricted stock awards, option grants, and other equity-based awards under our 2017 Plan

		→	•	Long-term incentives, such as equity awards
			•	Annual cash bonus opportunities
•	Reward executives whose knowledge, skills and performance are crucial to our success	→	•	Base salary
			•	Annual bonus opportunities
			•	Long-term incentives, such as equity awards

2017 Pay for Performance Highlights

In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company's executive compensation program as it aligned with our 2017 performance.

The Company has developed a long-term strategic vision for the Company and the Company’s compensation program is designed to compensate the Company’s NEOs in a manner consistent with the Company’s mission and long-term strategic vision.  2017 was a transformative year for Myers Industries in which we made meaningful progress towards executing our strategy centered on a niche market focus, flexible operations through the use of an asset-light business model, and strong cash flow growth.  Our accomplishments in 2017,  among others, were:

•	Generated double-digit year-over-year sales growth in our niche Consumer and Food & Beverage markets and generated high single-digit year-over-year sales growth in our niche Vehicle market
•	Restructured our operating footprint eliminating three facilities and generating labor, overhead and transportation savings

•	Divested our Brazil operations, which were non-strategic and generated negative cash flow
•	Reduced debt by $38.5 million
•	Reduced working capital by $10 million despite higher sales volume
•	Increased cash flow from continuing operations by 45% vs. 2016 to $49 million

Incentive payouts were commensurate with the business and financial achievements described above.  Based on the Company’s operating growth in 2017 of 6.7% and the achievement of personal performance targets established for the Company’s NEOs, annual incentive awards were earned at 82.5% of the targeted level for the CEO and at 92.5% of the targeted level for the other NEOs.  For the Company’s long-term incentive program period ending in 2017, the Company established a three-year performance objective based on the Company’s average ROIC over such period.  For the three-year period of 2015 through 2017, the Company achieved a three-year average ROIC of 10.0%.  Based on this result, long-term incentive awards were earned at 68% of the targeted level.

Result of 2017 Advisory Vote on Executive Compensation

At the 2017 Annual Meeting of shareholders, approximately 94% of the votes cast on the say-on-pay proposal were voted in favor of the compensation of Myers Industries’ named executive officers.

2018 Advisory Vote on Executive Compensation

We are presenting the following proposal, which gives you, as a shareholder, the opportunity to endorse or not endorse our compensation program for our NEOs by voting “FOR” or “AGAINST” the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

Although the advisory vote is non-binding, the Board values shareholders’ opinions.  The Compensation Committee will review the results of the vote and will consider shareholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

The advisory Say-on-Pay vote occurs annually, and the next advisory vote will occur at the Annual Meeting in 2019.

The Board of Directors recommends that you vote “FOR” Proposal 2 relating to the approval of the Company’s executive compensation

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”), whose compensation is set forth in the 2017 Summary Compensation Table and other compensation tables contained in this Proxy Statement.

NAMED EXECUTIVE OFFICERS (“NEOs”)
R. David Banyard	President and Chief Executive Officer
Matteo Anversa	Executive Vice President, Chief Financial Officer and Corporate Secretary
Kevin Brackman	Vice President, Chief Accounting Officer

Overview

The role of the Compensation Committee is to oversee our executive compensation plans and policies, administer our equity plans and approve all compensation for our NEOs.

Compensation Philosophy

The Compensation Committee believes that the Company’s NEOs should be paid in a manner that attracts the best-available talent, drives performance, encourages an appropriate sensitivity to risk and rewards and motivates increases in shareholder value.  This philosophy is achieved through the Company’s long-term incentive plan, annual bonus opportunity, base salary and other benefits, which are described in greater detail later in this Proxy Statement.  Myers Industries’ NEOs are compensated in a manner consistent with the Company’s strategy, competitive practice, sound compensation governance principles and shareholder interests.

The Compensation Committee’s goals are to:

•	Attract and retain talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success
•	Ensure that the actual compensation paid to our executive officers is correlated with financial performance and changes in shareholder value (“pay for performance”)
•	Motivate our executive officers and reward them for achieving short-term and long-term Company goals that will increase shareholder value

Our Strategy and Pay for Performance Approach to Executive Compensation

The Company’s mission is to instill a culture where safety and efficiency are part of every aspect of the business and where employees are empowered to act like owners.  The Company has developed a long-term strategic vision for the Company, guided by three key operating principles:

•	Niche market focus
•	Flexible operations through the use of an asset-light business model
•	Strong cash flow growth

The Company’s compensation program is designed to compensate the Company’s NEOs in a manner consistent with the Company’s mission and long-term strategic vision.  The Company’s compensation program achieves this through the mixture of base pay, long and short-term incentives, and the provision of other benefits.  Base pay and other benefits act to provide sufficient compensation to attract and retain talent.  Long-term incentives, which in 2017 comprised approximately 40-60% of our NEOs’ compensation and which are primarily comprised of equity awards, result in executives with an ownership stake in the Company (emphasizing the “act like owners” principle of the Company) and act to drive long-term shareholder value creation. Further, long-term incentive awards are based on performance metrics (EBITDA and free cash flow as a percentage of sales) that support the achievement of the Company’s operating principles. In turn, short-term incentives are tied to the achievement of Company growth and, to a lesser extent, the achievement of individualized performance targets, which targets are created to advance the long-term strategic vision of the Company.

Performance Highlights and Key Achievements in 2017

2017 was a transformative year for Myers Industries in which we made meaningful progress towards executing our strategy centered on a niche market focus, flexible operations through the use of an asset-light business model, and strong cash flow growth.  Our accomplishments in 2017,  among others, were:

•	Generated double-digit year-over-year sales growth in our niche Consumer and Food & Beverage markets and generated high single-digit year-over-year sales growth in our niche Vehicle market
•	Restructured our operating footprint eliminating three facilities and generating labor, overhead and transportation savings
•	Divested our Brazil operations, which were non-strategic and generated negative cash flow
•	Reduced debt by $38.5 million
•	Reduced working capital by $10 million despite higher sales volume
•	Increased cash flow from continuing operations by 45% vs. 2016 to $49 million
•	TSR of the Company outperformed the TSR of the S&P 500 from December 31, 2015 through December 31, 2017, as shown in the chart below:

As a result of these business and financial achievements, the highlights of our 2017 NEO compensation program were as follows:

•	Achievement of Performance Objectives: Incentive payouts were commensurate with the business and financial achievements described above
•

Based on the Company’s operating growth in 2017 of 6.7% and the achievement of personal performance targets established for the Company’s NEOs, annual incentive awards were earned at 82.5% of the targeted level for the CEO and at 92.5% of the targeted level for the other NEOs

•

For the Company’s long-term incentive program period ending in 2017, the Company established a three-year performance objective based on the Company’s average ROIC over such period.  For the three-year period of 2015 through 2017, the Company achieved a three-year average ROIC of 10.0%.  Based on this result, long-term incentive awards were earned at 68% of the targeted level

•

Implementation of Revised Long-Term Performance Metrics and Awards: As disclosed in last year’s Proxy Statement, for the 2017-2019 performance cycle, performance will be determined using three-year cumulative EBITDA (50% weighting) and three-year total free cash flow as a percentage of sales (50% weighting).  Additionally, the long-term incentive award mix for executive management is focused on stock price and stock ownership and awards for such performance period are comprised solely of forms of equity (performance restricted stock units, stock options, and restricted stock units)

Checklist of Compensation Practices

Our success depends largely on the contributions of motivated, focused and energized executives all working to achieve our strategic objectives. The Compensation Committee and senior management, with assistance from our independent compensation advisor, develop competitive pay programs for our executives and we follow the basic tenets set forth below:

WHAT WE DO	WHAT WE DON’T DO
Pay for Performance	Enter into Employment Contracts
Reasonable Post-Employment/Change in Control Provisions	Offer Tax Gross-Ups
Double Trigger Change in Control Provisions	Reprice Underwater Options
Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheets to Evaluate and Monitor NEO Compensation	Offer Perquisites
Clawback Policy	Allow Hedging or Pledging of Company Stock

Elements of Compensation for 2017

Our executive compensation program consists of several elements designed to provide an integrated and competitive total pay package: base salary, annual bonus, long-term incentives and benefits.  A majority of the compensation package for NEOs is performance-based and the metrics are focused on paying for growth.

Description of Compensation Elements

Our 2017 executive compensation program was designed to reinforce the relationship between the interests of our NEOs and our shareholders and is comprised of three primary components: base pay (salary), annual cash bonus and long-term incentives.  The objectives and key characteristics of each element of our 2017 executive compensation are summarized below:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year	•	Compensation for job performance
			•	Recognizes individual skills, competencies, experience, and individual performance
			•	Generally determined based on an individual’s time in the position, experience, performance, future potential and external market conditions
•

May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial ability to pay base salaries and provide increases, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year	•	Variable cash compensation tied to the achievement of annual corporate operational goals established by the Compensation Committee each fiscal year to support long-term value creation
			•	Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (performance RSUs, stock options, RSUs and performance cash awards)	3 years	•	Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests by aiding in the retention of high-quality executives
•

Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving Company performance objectives designed to enhance shareholder value

			•	Helps build executive stock ownership, consistent with our stock ownership objectives
			•	Encourages retention through multi-year vesting

NEO Target Compensation Mix

We believe in linking pay for performance.  The following graphs indicate the percentage of each NEO’s total target direct compensation that is attributable to base salary, target bonus, and long-term incentives.

How Compensation is Determined

The Company believes its practices are consistent with the practices of a company of its size, reflect best practices regarding the governance of executive pay programs and reflect the executive pay program’s objectives of delivering competitive and appropriate pay aligned with our shareholders’ interests.

The Compensation Committee refers to market data to benchmark and help establish pay opportunities for the NEOs that are competitive for a company of our size in our industry, and for the role and experience of the individual executive. The Compensation Committee generally considers a range around the market median when establishing compensation levels for the NEOs.

For purposes of establishing target compensation opportunity for fiscal years 2016 and 2017, due to the challenges in determining an appropriate peer group, the Compensation Committee referenced Mercer’s 2014 Q4 Executive Remuneration Survey to assess the competitiveness of the compensation paid to our NEOs.  Historically, it has been difficult to establish a peer group of companies that is comparable to the Company in terms of both enterprise size and business complexity.

As part of its annual review and consideration of the benchmarking process used to assess the Company’s pay levels and pay programs for its executives, the Compensation Committee and its independent compensation consultant developed a peer group comprised of companies operating in the Company’s industries and of comparable size, focus and/or complexity. This peer group will be used for executive compensation benchmarking purposes starting in fiscal year 2018.

$ in millions

Company Name	Industry	Revenue	Market Cap
Park-Ohio Holdings Corp.	Industrial Machinery	$1,413	$527
Advanced Drainage Systems, Inc.	Building Products	$1,324	$1,482
Milacron Holdings Corp.	Industrial Machinery	$1,234	$1,501
Standard Motor Products, Inc.	Auto Parts & Equipment	$1,116	$1,081
Neenah, Inc.	Paper Products	$980	$1,348
Dorman Products, Inc.	Auto Parts & Equipment	$903	$2,434
Chart Industries, Inc.	Industrial Machinery	$988	$1,851
Alamo Group Inc.	Construction Machinery & Heavy Trucks	$912	$1,321
Altra Industrial Motion Corp.	Industrial Machinery	$876	$1,360
TriMas Corporation	Industrial Machinery	$818	$1,193
Stoneridge, Inc.	Auto Parts & Equipment	$824	$692
OMNOVA Solutions Inc.	Specialty Chemicals	$783	$482
Commercial Vehicle Group, Inc.	Construction Machinery & Heavy Trucks	$720	$328
Lindsay Corporation	Agricultural & Farm Machinery	$511	$990
Motorcar Parts of America, Inc.	Auto Parts & Equipment	$421	$403
The Gorman-Rupp Company	Industrial Machinery	$380	$765
Core Molding Technologies, Inc.	Commodity Chemicals	$162	$143

For purposes of the 2018 peer group analysis:

	2017 Revenue	2017 Market Cap
Myers Industries	$547	$662

Consistent with the objectives of our executive pay philosophy of attracting and retaining talented and experienced executives and other key employees, paying for performance, motivating our executive officers to achieve short-term and long-term Company goals that will increase shareholder value and rewarding executives whose knowledge, skills and performance are crucial to our success, actual compensation may be above or below the median for executives in similar roles at companies of similar size and complexity, depending on an evaluation of several factors including, but not limited to, time-in-position, experience, performance, and future potential. We believe this approach is appropriate as it attracts and retains key executives, but does not position our compensation costs out of line with performance.

Compensation Elements in 2017

Base Salary

Base salary provides a fixed element of compensation that competitively rewards our NEOs’ individual skills, competencies, experience and performance. Additionally, the base salaries provide our NEOs with income regardless of the Company’s stock price performance, which acts as a risk-balancing measure in that it helps to avoid incentives to create short-term stock price fluctuations.  Furthermore, it helps mitigate elements beyond the control of the Company, like general economic and stock market conditions unrelated to Company performance.

The Company does not have written employment agreements with our NEOs. The Board and Compensation Committee annually review the performance of the CEO and the CEO’s corporate goals and objectives and, in connection with this review, may recommend a merit-based increase to the CEO’s base salary.

For the other NEOs, base salary adjustments are based on recommendations by the CEO to the Compensation Committee.  In making such adjustments, the Company’s performance and the individual NEO’s scope of work, performance and competitive benchmarks are considered.

In 2017, certain of our NEOs received merit based increases, as shown in the following table.

2017 NEO Base Salary Increases

Name	Date	Reason	Increase	Salary
Banyard, R. David	July 3, 2017	Merit	3%	$718,940
Brackman, Kevin	July 3, 2017	Merit	3%	$262,650

2017 Short-Term Incentives

The Company’s annual incentive plan is a cash incentive plan in which our NEOs, alongside other senior level employees, participate.  The annual incentive plan is intended to reward management for business growth and, to a lesser extent, the achievement of individualized performance targets.

Annual Bonus Performance Metrics

For 2017 annual bonuses, performance was determined using the following metrics:

Measure	Alignment with Business Strategy	Weighting
Operating Income Growth	Operating income growth supports the Company’s objective of cash flow growth and allows the Company to reward business performance	70%
Individual Performance Targets	Emphasizes focus on Company performance through a combination of individual metric achievement and initiative delivery	30%

The Compensation Committee annually approves a target bonus opportunity for each NEO.

Annual Bonus Performance 2017 Objectives and Achievements

Annual performance targets were established for achieving operating income growth and individual performance.  As part of the annual bonus performance goal-setting process, the Board annually reviews and approves management’s business and financial plan for the Company.  Following the approval of the Company’s business and financial plan, the Compensation Committee approves a performance goal level that is designed to be met if the Company achieves its business and financial plan.  The minimum and maximum ranges are intended to appropriately reward for results that exceed or fall short of target expectations.  Bonuses can range from 0% to 200% of target, depending on actual performance, a practice that is consistent with the range of annual bonus opportunities of other companies our size.

Goals are intended to reward for growth and business performance, consistent with the Company’s strategy, and motivate management with additional compensation opportunities without encouraging excessive risk-taking.  We reward our executives with higher levels of cash compensation for results that substantially exceed target results. Conversely, we pay relatively lower levels of cash compensation for results that fail to meet minimally acceptable performance expectations.

For each named executive officer, the fiscal year 2017 annual bonus awards were calculated by multiplying an individual’s annual base salary for fiscal year 2017 by the individual’s target award percentage, and multiplying the result by each named executive officer’s weighted bonus achievement.

The following table illustrates the Company’s 2017 operating income growth results under the Company’s annual incentive plan:

		Fiscal Year 2017 Goals (%)
Performance Metric	Weight	Threshold	Target	Maximum	2017 Actual Results	Payout (% of target)
Operating Income Growth (%)	70%	0%	8%	23%	6.7%	89.3%(1)

_________

(1)62.5% on a weighted basis.

For fiscal year 2017, the Compensation Committee also considers the individual performance of each named executive officer as indicated by that executive’s individual performance factor (“IPF”). The IPF is additive to the operating income growth payout percentage above, and is determined based on achievement against individual performance objectives.

The Compensation Committee determined the IPF for all named executive officers. Mr. Banyard’s IPF was based on the Compensation Committee’s year-end assessment of his leadership and the Company’s overall performance during the year.  The Compensation Committee determined the IPF for each other named executive officer taking into consideration Mr. Banyard’s recommendation, which included his assessment of the achievement of strategic, financial, and/or operational performance goals specific to each NEO.  This assessment takes into account the NEO’s position within the Company and the corporate goals over which that NEO has control or influence. High performance on the IPF is intended to be difficult to achieve and requires above what the Compensation Committee has determined to be average performance to meet the minimum acceptable standard.

The table below sets forth each named executive officer’s actual IPF.

Named Executive Officer	Weight	Payout (% of target)
Banyard, R. David	30%	66.7%
Anversa, Matteo	30%	100%
Brackman, Kevin	30%	100%

Based on the Compensation Committee’s determination of the results above, the named executive officers earned bonus awards for 2017 as follows:

NEO	Base Salary	x	Target Award % (% of salary)	x	Weighted Achievement Level (% of target)	=	Actual Award Earned
Banyard, R. David	$718,940		100%		82.5%		$593,210
Anversa, Matteo	$425,000		70%		92.5%		$275,193
Brackman, Kevin	$262,650		60%		92.5%		$145,774

In addition to the short-term incentives awarded under the Company’s annual bonus plan described above, in 2017, Mr. Brackman was awarded a one-time, discretionary bonus of $76,500 in recognition of his service as Interim Chief Financial Officer from March 18, 2016 until December 1, 2016.

2017 Long-Term Incentives

The Company’s long-term incentive plan was established to, among other things, encourage management to drive long-term shareholder value and to align management’s interests with shareholders’ interests, emphasizing the “act like owners” principle of the Company. The long-term incentive plan is intended to motivate and reward leaders for increasing shareholder value and returns. The Company believes the Company’s shareholders and employees are both best served by having our NEOs focused on and rewarded based on the achievement of longer-term results of the Company.  To accomplish this, the Board has, over the years, awarded a blend of stock options, service-based restricted stock units, performance restricted stock units, and performance-based long-term cash incentives to NEOs.  In particular, the use of stock options, service-based restricted stock units and performance restricted stock units are designed to meet specific reward objectives:

Stock options align our executives' interests with those of our shareholders because options only produce rewards to our executives if our stock price increases after options are granted. We believe options are performance-based awards, because the stock price appreciation that produces gains to the executive can generally be achieved if the Company's operating and financial results improve. In addition, options help build executive stock ownership.  Stock options vest ratably on the first three anniversaries of the grant and are exercisable within ten years following their grant, consistent with our historical terms for option grants

•

Service-based restricted stock unit grants help retain our key executives. Restricted stock units also align our executives to the total returns earned by our investors. Service-based restricted stock unit grants vest ratably over a three year period, are tied to continued service, and provide a strong device for retaining our executives

•

Long-term performance restricted stock units are intended to reward our executives for achieving financial goals over a multi-year period. Long-term performance restricted stock units vest at the end of the three-year period and are based on the achievement of pre-established objectives over a three-year period

The Company had previously included long-term performance cash awards in addition to the long-term equity awards.  Starting in 2017, the Company stopped granting long-term performance cash awards as part of its long-

term incentive plan and moved to a long-term incentive award mix for executive management (including NEOs) solely comprised of equity awards (performance-based restricted stock units, stock options and restricted stock units).  However, certain NEOs may be entitled to long-term performance cash awards under prior performance periods that have not concluded.

Long-Term Performance Metrics

For fiscal year 2017, the Compensation Committee revised the long-term incentive performance metrics (as described below).  These metrics were adopted to better align with the Company’s strategy and to more effectively correlate Company performance to compensation. Additionally, these metrics are used by management to assess operating performance of the business.

The following table shows the performance periods for the Company’s long-term incentive programs outstanding as of the end of 2017:

Performance Period	Grant Date	Payment Date (If Earned)	Performance Measures (Weightings in %)
2015-2017	March 2015	2018	3-year average ROIC (100%)
2016-2018	March 2016	2019	3-year average ROIC (100%)
2017-2019	March 2017	2020	3-year cumulative EBITDA (50%)	3-year total free cash flow as a % of sales (50%)

For the 2015-2017 and 2016-2018 performance cycles, average return on invested capital (“ROIC”) targets were adopted to support a focus on returning greater than our cost of capital over time and to supplement the metrics used in the Company’s annual bonus plan.

In 2016 (for fiscal year 2017 and going forward), the Compensation Committee changed the long-term performance metrics from three-year average ROIC to three-year cumulative EBITDA and three-year total free cash flow as a percentage of sales.  Cumulative EBITDA acts as a measure of the Company’s operating performance and relates strongly to shareholder return, creating greater alignment between executive compensation and enhancing shareholder value.  Free cash flow is defined as cash flow from continuing operations less capital expenditures. Free cash flow as a percentage of sales recognizes the importance of the efficient use of cash to the Company’s ability to fund ongoing investments in our business while incentivizing management to create a business culture that generates strong cash flow year after year.

Long-Term Incentive Performance Objectives and Achievements for the Three-Year Period Ended in 2017

For the three-year period ending in 2017, as described above, the Company established three-year ROIC performance objectives ranging from 8.5% (minimum) to 18.5% (maximum), with target results achieved at 13.5%.  The method for determining the corresponding awards are as follows:

Return on Invested Capital (ROIC):	Calculation of Award (Percentage of Target Award):
Less than 8.5%	0%
8.5%	50%
8.51%-13.49%	100%, minus the amount, expressed as a percentage, determined by dividing (x) the number of percentage points (not to exceed 5 percentage points) by which the ROIC is lower than 13.5% by (y) 5%
13.5%	100%
13.51%-18.49%	100%, plus the amount, expressed as a percentage, determined by dividing (x) the number of percentage points (not to exceed 5 percentage points) by which the ROIC exceeds 13.5% by (y) 5%
18.5% or more	200%

Target ROIC performance reflects the Compensation Committee’s view of an appropriate benchmark based on the Company budget presented to the Committee by management. The Compensation Committee set a reasonable target in the preceding years to challenge management to continuously strive for and drive greater shareholder return.

For the three-year period ending in 2017, the Company achieved a three-year ROIC of 10.0%, resulting in the Company’s CAO being awarded 2015-2017 performance cash of 68% of target.  Given the CEO’s and CFO’s start dates in December 2015 and December 2016, respectively, they were not eligible for such performance awards.

As noted above, for the 2017-2019 performance cycle, performance will be determined using three-year cumulative EBITDA (50% weighting) and three-year total free cash flow as a percentage of sales (50% weighting).  Additionally, the long-term incentive award mix will be comprised solely of equity and will no longer include long-term cash incentives.

2017 Long-Term Incentive Mix

Once target values are developed, awards for each long-term element are based on an individual’s position, experience, future potential, organizational level, scope of responsibilities, their ability to impact results, and any special recruiting and retention needs. For the NEOs, the Compensation Committee aimed to emphasize performance-based elements (long-term performance stock and cash incentives) and options over service-based elements (restricted stock units).

For the Company’s NEOs, the following mix of target long-term incentives were set for 2017:

Other Benefits

NEOs also participate in broad-based benefit plans that are available to all employees. These benefits are not tied to individual or Company performance, which is the same approach used for other employees. Moreover, changes to executives’ benefits reflect the changes to the benefits of other employees.

The Company’s NEOs participate in the following broad-based benefit plans that provide basic health, life and income security:

•

The Company maintains qualified and nonqualified retirement programs to provide our NEOs with the basic needs described above.  NEOs participate in our qualified retirement plan (a tax-qualified 401(k) plan, pursuant to which all participants are eligible to receive matching contributions from the Company) on the same terms as all of our other employees

•

Beginning  in 2018, each of our NEOs is eligible to participate in the Executive Nonqualified Excess Plan, which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans. This plan is intended to restore deferred compensation benefits that would have been earned under the tax-qualified 401(k) plan but for certain limitations imposed by the Code

•	NEOs also participate in broad-based benefit plans that are available to all employees, including health insurance and life and disability insurance

The Company provides no executive perquisites, other than a legacy car allowance benefit for one NEO.

Other Compensation Policies and Practices

Stock Ownership Guidelines	•	A key objective of our pay program in general and our long-term incentive awards in particular is to encourage stock ownership. As a result, we have maintained Stock Ownership Guidelines since 2010
•

Under the Stock Ownership Guidelines, our NEOs and non-employee directors are expected to hold a specified amount of our common stock.  These expectations are as follows:

CEO:  5X annual base salary

CFO:  3X annual base salary

Vice Presidents (including the CAO): 1X annual base salary

Non-Employee Directors: 5X annual cash Board retainer

	•	The NEOs and non-employee directors have five years from becoming subject to the guidelines to attain the ownership requirement
•

In determining stock ownership, shares owned outright, including shares owned jointly with a spouse or separately by a spouse and/or children that live in the NEO’s household, vested and unvested restricted stock and restricted stock unit awards, and vested stock options are counted

Accounting and Tax Considerations	•

In December 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was signed into law. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as further amended by the 2017 Tax Act, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to the NEOs, effective for tax years beginning after 2017, subject to a transition rule for written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date

•

Prior to the adoption of the 2017 Tax Act, Section 162(m)’s deductibility limitation was subject to an exception for compensation that qualified as “performance-based”.  In 2013, our shareholders approved the Performance Bonus Plan which was designed to permit us to grant incentive awards that may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code

•

In 2017, we intended annual cash bonus amounts, performance restricted stock units and our long term cash incentive amounts to be fully deductible for federal income tax purposes under Section 162(m). In order to achieve this, we established an annual Incentive Bonus Plan Pool against which payouts may be made

Risk Assessment of Compensation Practices

In the design and approval of the Company’s executive compensation program, the Compensation Committee considers risks that may be inherent in such program. The Compensation Committee has designed the Company’s compensation program to guard against excessive risk taking.  The following are some features of the compensation program that are designed to help the Company manage compensation-related risk:

•

Using a variety of vehicles for providing compensation, including salary, bonus, and equity-based compensation, comprised of cash and equity based incentives with different vesting periods, which act to focus executives on specific objectives under the Company’s business plan while creating alignment with shareholders

•

Providing a mixture of fixed and variable, annual and long-term, and cash and equity compensation to encourage behavior and actions that are in the long-term interests of the Company and our shareholders

•	Placing an emphasis on performance-based awards more than service-based awards to further align the interests of our employees with those of our shareholders
•	Establishing, and reviewing on an annual basis, base salaries to be consistent with an employee’s responsibilities
•	Diversifying incentive-based risk by using differing performance measures, including Company financial performance
•	Determining and awarding incentive award grants based on a review of multiple indicators of performance that diversify the risk associated with any single indicator of performance

As a result, the Compensation Committee believes that the design of the Company’s compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long‑term value of Myers Industries.

Compensation Decision-Making

Timeline and Components of Compensation Decision-Making

Late Winter/Spring
•	Establish/approve annual incentive plan goals or targets	•	Approve upcoming year’s annual incentive plan and long-term incentive plan thresholds, targets and maximum goals
•	Approve long-term performance payouts and awards for applicable period	•	Review proxy advisory firm’s pay for performance reports and proxy recommendations
•	Approve long-term incentive plan award levels for NEOs and share pool for all equity awards	•	Review the results of the Company’s “Say-on-Pay” vote (and any other compensation-related items voted upon at the annual meeting)
•	Grant of equity incentive awards (generally in late February or early March)	•	Review proxy advisory firm feedback
•	Value of equity awards is determined	•	Review NEO performance criteria
Summer		Fall
•	Review long-term incentive performance metrics	•	Review peer group composition and compensation
		•	Review the Company’s compensation program and consider any changes

Parties Involved in Compensation Decision-Making

Role of Compensation Committee Role of Compensation Committee, cont’d	•

Five independent directors comprise our Compensation Committee, which is responsible for overseeing our executive pay plans and policies, administering our equity plans and approving all compensation for our NEOs

	•	The Compensation Committee routinely requests information from senior management regarding the Company’s performance, pay and programs to assist it in its actions
	•	The Compensation Committee has the authority to retain outside advisors as needed to assist it in reviewing and modifying the Company’s programs and providing competitive pay levels and terms
	•	In arriving at its decision on NEO compensation, the Compensation Committee takes into account the shareholder “say-on-pay” vote results at the previous annual meeting of shareholders
•

The Compensation Committee annually reviews and establishes the goals used for our annual and long-term incentive plans. The Compensation Committee assesses the performance of the Company and the CEO. Based on this evaluation, the Compensation Committee then recommends the CEO’s compensation for the next year to the Board for its consideration and approval

	•	The Compensation Committee reviews the CEO’s compensation recommendations for the CFO, providing appropriate input and approving final awards
	•	Finally, the Compensation Committee provides guidance and final approval to the CEO with regard to the determination of the compensation of other key executives
Role of Senior Management	•	The Company’s management serves in an advisory or support capacity as the Compensation Committee carries out its charter regarding executive compensation
	•	Typically, the Company’s CEO and Vice President, Human Resources participate in meetings of the Compensation Committee
	•	The Company’s CFO and/or CAO may participate as necessary or at the Compensation Committee’s request
•

The Company’s management normally provides the Compensation Committee with information regarding the Company’s performance as well as information regarding executives who participate in the Company’s various plans. Such data is usually focused on the executives’ historical pay and benefit levels, plan costs, context for how programs have changed over time and input regarding particular management issues that need to be addressed. In addition, management normally furnishes similar information to the Compensation Committee’s independent compensation advisor

	•	Management provides input regarding the recommendations made by independent advisors or the Compensation Committee
	•	Management implements, communicates and administers the programs approved by the Compensation Committee, reporting back to it any questions, concerns or issues
•

The CEO annually evaluates the performance of the Company and the CFO and other executives, including the CAO. Based on his evaluation, he provides the Compensation Committee with his recommendations regarding the pay for such executives for its consideration, input and approval. The Compensation Committee, in turn, authorizes the CEO to establish the pay for the Company’s other executives/senior management based on terms consistent with those used to establish the pay of the NEOs. Members of management present at meetings when pay is discussed are recused from such discussions when the Compensation Committee focuses on his or her individual pay

Role of Independent Compensation Advisor	•	The Compensation Committee has the authority to retain independent advisors and compensation consultants to assist in carrying out its responsibilities
•

In January - August 2017, the Compensation Committee again engaged Exequity, LLP (“Exequity”) to assist in its duties (Exequity was initially engaged by the Company at the end of 2012).  In August of 2017, the Compensation Committee engaged Semler Brossy as its independent compensation adviser, to assist in its duties

	•	Semler Brossy’s lead consultant reports directly to the Compensation Committee Chair, who approves Semler Brossy’s work plan
	•	In addition, the lead consultant interacted with management as needed to complete the work requested by the Compensation Committee
	•	Neither Exequity nor Semler Brossy provided other services to the Company during 2017, and neither received compensation other than with respect to the services provided to the Compensation Committee
	•	The work of Exequity and Semler Brossy has not raised any conflicts of interest

Compensation Committee Interlocks and Insider Participation

During fiscal year 2017, the following directors were members of the Compensation Committee: Sarah R. Coffin, John B. Crowe, William A. Foley, Bruce M. Lisman, and Robert A. Stefanko. Chairman F. Jack Liebau, Jr. participates on the Compensation Committee in an ex officio capacity. None of the Compensation Committee’s members have at any time been an officer or employee of the Company. In the past fiscal year, none of our NEOs have served as a member of the board of directors or compensation committee of any entity that has one or more NEOs serving on the Company’s Board or Compensation Committee.

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee, in the performance of its duties and responsibilities, has reviewed and discussed with management the information provided under the section titled “Compensation Discussion and Analysis.” Based on discussions with management and our review of the “Compensation Discussion and Analysis” disclosure, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The foregoing report has been furnished by the current members of the Compensation Committee, being:

Sarah R. Coffin, Chair and Presiding Director, John B. Crowe, William A. Foley, F. Jack Liebau, Jr. (ex officio) Bruce M. Lisman and Robert A. Stefanko.

Summary of Cash and Certain Other Compensation

The following table contains certain information regarding the compensation earned, paid or payable during 2017, for services rendered to the Company and its subsidiaries during fiscal year 2017, to the NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
R. David Banyard(5)	2017	708,067	—	1,238,823	692,323	593,210	46,741	3,279,164
President &	2016	693,846	—	1,421,126	278,760	—	44,899	2,438,631
Chief Executive Officer	2015	39,231	500,000	2,000,024	—	—	1,038	2,540,293
Matteo Anversa(5)
Executive Vice	2017	425,000	—	362,062	202,339	275,193	10,800	1,275,393
President,	2016	27,788	100,000(6)	149,996	—	—	—	277,784
Chief Financial	2015	—	—	—	—	—	—	—
Officer and Corporate Secretary
Kevin Brackman(5)	2017	258,678	—	135,779	75,878	178,686	23,715	672,736
Vice President,	2016	234,231	76,500(7)	27,888	26,565	—	86,126	451,310
Chief	2015	—	—	—	—	—	—	—

Accounting Officer

(1)

Amounts shown do not reflect compensation actually received by the executive officers. Instead the amounts shown are reported at grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Compensation — Stock Compensation (referred to herein as “FASB ASC Topic 718”). The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.  The amounts set forth in this column include the grant date fair value of performance share awards granted to the NEOs. At maximum performance levels, the grant date fair value for the restricted performance shares granted on March 2, 2017 is $14.30.  The value of the annual performance share awards granted in fiscal year 2017 if 100% of the performance target is achieved:  Mr. Banyard – $884,870, Mr. Anversa – $258,616 and Mr. Brackman – $96,983.

(2)

Information regarding the restricted stock and stock options granted to our NEOs during 2017 are set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

(3)

For 2017, the amounts set forth in this column represent (1) incentive bonuses that were earned during 2017 and paid early in 2018, and (2) long-term cash incentives that were earned based on average return on invested capital for the three-year period beginning in 2015 and ending in 2017, which were paid early in 2018.

(4)

The amounts set forth in this column include: (a) Company contributions under our 401(k) plan; (b) dividends from vested restricted stock; (c) physicals and auto allowances; and (d) severance payments.  These benefits are valued based on the incremental costs to the Company.

The amounts are listed in the following table:

	2017	2016	2015
Mr. Banyard
Contributions	10,800	10,600	—
Relocation	—	3,518	—
Automobile allowance	—	4,154	—
Executive physical	3,805	—	—
Dividends	32,136	26,627	1,038
	46,741	44,899	1,038
Mr. Anversa
Contributions	10,800	—	—

Mr. Brackman
Contributions	10,800	5,678	—
Relocation	—	72,048	—
Automobile allowance	8,400	8,400	—
Executive physical	3,543	—
Dividends	972	—	—
	23,715	86,126	—

(5)	The hire date for Mr. Banyard is December 7, 2015; the hire date for Mr. Anversa is December 1, 2016; and the hire date for Mr. Brackman is March 23, 2015.
(6)	This amount represents relocation expenses and other expenses included in Mr. Anversa’s sign-on package.
(7)	This amount represents a special bonus for Mr. Brackman in recognition for his service as interim CFO from March 18, 2016 until December 1, 2016.

Grants of Plan Based Awards

The following table contains information concerning the grants of plan based awards to the NEOs under the 2017 Incentive Stock Plan of Myers Industries, Inc., as Amended and Restated (the “2017 Plan”). The actual value and gains, if any, on an option exercise are dependent upon the future performance of our common stock and overall market conditions. The option awards and unvested portion of stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2017 Year-End table below.

Grants of Plan Based Awards

During Fiscal Year 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
Name:	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. David Banyard	3/2/2017		718,940	1,437,880
	3/2/2017				0	61,879(4)	123,758(4)			14.30	884,870(5)
	3/2/2017							24,752		14.30	353,954
	3/2/2017								154,882		692,323
Matteo Anversa	3/2/2017		297,500	595,000
	3/2/2017				0	18,085(4)	36,170(4)			14.30	258,616(5)
	3/2/2017							7,234		14.30	103,446
	3/2/2017								45,266		202,339
Kevin Brackman	3/2/2017		157,590	315,180
	3/2/2017				0	6,782(4)	13,564(4)			14.30	96,983(5)
	3/2/2017							2,713		14.30	38,796
	3/2/2017								16,975		75,878

(1)	Represents estimated future payout for annual cash bonuses. The payouts are based on results of operating income growth and individual performance objectives.
(2)	Represents restricted stock units which vest ratably in three annual installments on each anniversary date of the grant.
(3)	Represents grants of non-qualified stock options which vest ratably in three annual installments on each anniversary date of the grant.
(4)

Represents target payout of restricted performance shares that will vest on the third anniversary date of the grant.  The payout will be based on cumulative adjusted EBITDA and free cash flow as a percentage of sales for the performance period of 2017-2019.

(5)	Represents 100% payout based on the share price on the date of the grant.

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the NEOs at the end of fiscal year 2017 that have not been exercised or that have not vested. Certain of the awards identified in the table below are also reported in the “Grants of Plan Based Awards During Fiscal Year 2017” table above.

Outstanding Equity Awards at Fiscal 2017 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	Exercisable	Unexercisable
R. David Banyard	26,933	53,867(2)		11.62	3/2/2026
		154,882(3)		14.30	3/2/2027
						32,873(5)	641,024
						20,400(6)	397,800
						24,752(7)	482,664
								91,700(10)	1,788,150
								61,879(11)	1,206,641
Matteo Anversa	—	45,266(3)		14.30	3/2/2027
						10,638(8)	207,441
						7,234(7)	141,063
								18,085(11)	352,658
Kevin Brackman	3,000	1,500(4)		17.95	3/23/2025
	2,567	5,133(2)		11.62	3/2/2026
		16,975(3)		14.30	3/2/2027
						500(9)	9,750
						1,600(6)	31,200
						2,713(7)	52,904
								6,782(11)	132,249
(1)

This is calculated by multiplying $19.50, the closing market price of our common stock on December 29, 2017 by the number of unvested restricted shares and unvested performance shares at target payout.

(2)	These stock options were granted on March 2, 2016 with unexercisable shares vesting in equal installments in March 2018 and March 2019.
(3)	These stock options were granted on March 2, 2017 with unexercisable options vesting in equal installments in March 2018, March 2019 and March 2020.
(4)	These stock options were granted on March 23, 2015 with unexercisable shares vesting in March 2018.
(5)	Represents service based restricted stock units that were granted on December 7, 2015. The remaining units will vest on December 7, 2018.
(6)	Represents unvested service based restricted stock units that were granted on March 2, 2016. The remaining units will vest in equal installments in March 2018 and March 2019.
(7)	Represents unvested service based restricted stock units that were granted on March 2, 2017. These units will vest in equal installments in March 2018, March 2019 and March 2020.
(8)	Represents unvested service based restricted stock units that were granted on December 1, 2016. These units will vest in equal installments in December 2018 and December 2019.
(9)	Represents unvested service based restricted units that were granted on March 23, 2015. The remaining units will vest on March 23, 2018.
(10)

Represents unvested performance based restricted stock units that were granted on March 2, 2016. The remaining units will vest in March 2019 based applicable performance conditions. The units shown indicate the number of shares that would be paid out if 100% of the performance target is achieved.

(11)

Represents unvested performance based restricted stock units that were granted on March 2, 2017. The remaining units will vest in March 2020 based on applicable performance conditions. The units shown indicate the number of shares that would be paid out if 100% of the performance target is achieved.

Option Exercises and Stock Vested for Fiscal Year 2017

The following table shows the options that were exercised and the restricted stock grants that vested for the NEOs during fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. David Banyard	-	-	59,511	1,134,546
Matteo Anversa	-	-	-	-
Kevin Brackman	-	-	1,300	18,915

Employment Arrangements Including Change in Control

Event Triggering Payment or Provision of Benefits	Benefit	R. David Banyard, President & CEO	Matteo Anversa, Executive Vice President, CFO & Corporate Secretary
Termination without cause or if NEO terminates for good reason, including following a change in control	Severance Benefits – Cash Payment	Amount equal to the sum of (A) 2X his then-current annual base salary in lump sum within 30 days and (B) 2X his annual bonus at the highest rate in effect during the prior two year period.	Amount equal to the sum of (A) 1X his then-current annual base salary in lump sum within 30 days and (B) 1X his annual bonus at the highest rate in effect during the prior one year period.
	Annual Bonus for the Year of Termination – Cash Payment	Amount equal to the pro-rata portion of the current year target annual bonus within 30 days after such termination.	Amount equal to the pro-rata portion of the current year target annual bonus within 30 days after such termination.
	Stock Awards – Cash Payment	All outstanding stock options, restricted stock awards, and stock unit grants will become vested, to the extent not previously forfeited or terminated.	All outstanding stock options, restricted stock awards, and stock unit grants will become vested, to the extent not previously forfeited or terminated.
	Certain Benefits and Perquisites	Health coverage, long term disability protection, life insurance protection for two years, and outplacement services for one year.	Health coverage, long term disability protection, life insurance protection and outplacement services for one year.
No 280G protection or excise tax gross-up payments provided
Termination by reason of death or disability	Cash Payment	Base salary and annual bonus accrued and unpaid to the date of death or disability.	Base salary and annual bonus accrued and unpaid to the date of death or disability.
Certain Benefits and Perquisites

Any amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan.

If Mr. Banyard and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with Code Section 4980B, the Company shall pay the entire cost of the premiums for such continued medical coverage for the longer of (A) the maximum required period of coverage under Code Section 4980B(f) or (B) 24 months.

Any amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan.

If Mr. Anversa and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with Code Section 4980B, the Company shall pay the entire cost of the premiums for such continued medical coverage for the longer of (A) the maximum required period of coverage under Code Section 4980B(f) or (B) 24 months.

Termination with cause or voluntary resignation	Other Terms

If Mr. Banyard is terminated by the Company for cause or resigns other than for good reason, then Mr. Banyard is only entitled to compensation earned prior to the date of termination that has not yet been paid. Mr. Banyard is also subject to a two year non-compete agreement.

If Mr. Anversa is terminated by the Company for cause or resigns other than for good reason, then Mr. Anversa is only entitled to compensation earned prior to the date of termination that has not yet been paid.  Mr. Anversa is also subject to a one year non-compete agreement.

Summary of Potential Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive if he had terminated employment on December 31, 2017 under the circumstances shown.

Name	Termination for Cause or Voluntary Resignation	Termination without Cause or for Good Reason	Retirement(1)	Death	Disability	Termination without Cause or Resignation for Good Reason in connection with a Change of Control	Actual Termination Amounts Received
R. David Banyard
Cash Severance	-	1,437,880	-	13,826	13,826	1,437,880	-
Bonus Severance	-	1,437,880	-	-	-	1,437,880	-
Other Benefits	-	72,043	-	328,164	52,109	72,043	-
Equity Acceleration	-	6,083,435	-	6,083,435	6,083,435	6,083,435	-
Total	-	9,031,238	-	6,425,424	6,149,370	9,031,238	-
Matteo Anversa
Cash Severance	-	425,000	-	8,173	8,173	425,000	-
Bonus Severance	-	297,500	-	-	-	297,500	-
Other Benefits	-	42,963	-	547,108	31,405	42,963	-
Equity Acceleration	-	955,961	-	955,961	955,961	955,961	-
Total	-	1,721,425	-	1,511,243	995,540	1,721,425	-
Kevin Brackman
Cash Severance	-	-	-	-	-	-	-
Bonus Severance	-	-	-	-	-	-	-
Other Benefits	-	-	-	-	-	-	-
Equity Acceleration	-	-	-	-	-	-	-
Total	-	-	-	-	-	-	-
(1)	None of the NEOs were eligible for retirement benefits as of December 31, 2017.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, it is our preference, as a general rule, to avoid related party transactions. No related party transactions occurred during fiscal year 2017.

Our Governance Committee reviews all relationships and transactions in which we and our directors, nominees for director and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, under Code of Business Conduct and Ethics, our Audit Committee is responsible for reviewing and investigating any matters pertaining to our ethical codes of conduct, including conflicts of interest.

CEO Pay Ratio

As a result of rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (in the Company’s case, the CEO).  In determining the median employee, a listing of all employees (the Company’s full employee population, but excluding the CEO) as of December 17, 2017 was prepared and the Company applied a “consistently applied compensation measure” to determine the median employee.  For the consistently applied compensation measure, the Company looked to annual base salaries of employees for 2017.  We used an annual base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees.  Non-U.S. employees were included in the determination of the median employee compensation, with the salary amounts of such non-U.S. employees converted to U.S. dollars using the applicable exchange rate as of December 17, 2017.

Mr. Banyard, the Company’s CEO, had 2017 annual total compensation of $3,279,164, as reflected in the Summary Compensation Table included in this Proxy Statement.  The total annual total compensation for 2017 of our median employee (other than the CEO) was calculated in accordance with the requirements of the Summary Compensation Table and determined to be $34,648 (annualized to account for such employee’s mid-year start date).  Mr. Banyard’s annual total compensation was approximately 94.64 times that of our median employee in 2017.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2017 (unless otherwise indicated) by:

•	Each person, who, to our knowledge, beneficially owns more than 5% of our common stock;
•	Each of the Company’s directors;
•	The CEO and the other NEOs; and
•	All individuals who served as directors or NEOs, as a group

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. The Company had no preferred stock issued or outstanding.

	Shares Beneficially Owned	Percent of Shares Outstanding(1)
Greater Than 5% Owners(2)
GAMCO Investors, Inc.(3)	6,807,534	22.3%
One Corporate Center 401 Theodore Frems Ave. Rye, NY 10580-1422
T. Rowe Price Associates, Inc.(4)	4,572,057	14.9%
100 East Pratt Street Baltimore, Maryland 21202
BlackRock, Inc.(5)	2,856,630	9.3%
55 East 52nd Street New York, NY 10055
Dimensional Fund Advisors LP (6)	1,782,395	5.8%
Building One 6300 Bee Cave Road Austin, TX 78746
The Vanguard Group(7)	1,556,990	5.1%
100 Vanguard Blvd. Malvern, PA 19355
Directors, Nominees, and Named Executive Officers(2,8,9)
R. David Banyard	104,118	*
Sarah R. Coffin(10)	20,029	*
John B. Crowe	43,626	*
William A. Foley(11)	18,020	*
Daniel R. Lee(12)	25,504	*
F. Jack Liebau, Jr.	24,876	*
Bruce Lisman	14,976	*
Jane Scaccetti	12,090	*
Robert A. Stefanko(13)	13,744	*
Matteo Anversa	1,529	*
Kevin Brackman	2,233	*
All Directors, Nominees and Named Executive Officers as a group (11 persons)	280,745	*

*	Less than 1% ownership
(1)

The percentage of shares beneficially owned is based on 30,509,220 shares of common stock outstanding as of March 1, 2018. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 1, 2018 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Number of shares of common stock beneficially owned is the amount reflected in the most recent Schedule 13D or Schedule 13G filed by such party with the SEC.

(3)

According to a Schedule 13D/A dated November 20, 2017, (i) Gabelli Funds, LLC possessed sole power to vote and sole power to direct the disposition with respect to 1,513,534 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (ii) GAMCO Asset Management, Inc. possessed sole power to vote with respect to 4,267,942 of these shares, sole power to direct the disposition with respect to 4,618,442 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iii) MJG Associates, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 3,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iv) Gabelli & Company Investment Advisers, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 1,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (v) Teton Advisors, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 637,900 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vi) Gabelli Foundation, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 13,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vii) GGCP, Inc. and GAMCO Investors, Inc. each possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition with respect to none of these shares, (viii) Associated Capital Group, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 700 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, and (ix) Mario J. Gabelli possessed sole power to vote and sole power to direct the disposition with respect to 19,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.  According to the Schedule 13D/A, Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by Gabelli Funds, LLC, GAMCO Asset Management, Inc., MJG Associates, Inc., Gabelli & Company Investment Advisers, Inc., Gabelli Foundation, Inc., Associated Capital Group and Teton Advisors, Inc.

(4)

According to the Schedule 13G/A filed February 14, 2018, these securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc., which owns 3,235,322 shares and has the sole voting power over all such shares, but the sole dispositive power over none and shared voting or shared dispositive power over none) that T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. According to the Schedule 13G/A filed February 14, 2018, Price Associates possessed sole power to vote with respect to 1,324,460 of these shares, sole power to direct the disposition with respect to 4,572,057 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities.

(5)

According to a Schedule 13G/A dated January 25, 2018, Blackrock, Inc. possessed sole power to vote with respect to 2,811,015 of these shares, sole power to direct the disposition with respect to 2,856,630 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.

(6)

According to a Schedule 13G/A filed February 9, 2018, Dimensional Fund Advisors LP (“Dimensional”) possessed sole power to vote with respect to 1,690,958 of these shares, sole power to direct the disposition with respect to 1,782,395 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.  According to the Schedule 13G/A filed on February 9, 2018, these securities are owned by various investment company, commingled funds, group trusts and separate accounts that Dimensional or its subsidiaries serve as investment advisers with the power to direct investments and/or vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)

According to a Schedule 13G filed February 9, 2018, The Vanguard Group possessed sole power to vote with respect to 43,990 of these shares, sole power to direct the disposition of 1,512,696 of these shares, shared power to vote with respect to 1,702 of these shares, and shared power to direct the disposition of 44,294 of these shares.

(8)

Unless otherwise noted, the beneficial owner uses the same address as the address of the principal office of the Company for its business address and c/o the Company for any business at which he or she is employed.

(9)	Unless otherwise indicated, none of the persons listed beneficially owns one percent or more of the outstanding shares of common stock.
(10)	The table does not reflect 12,192 share awards that have been deferred by this director. The deferred awards will be converted into common stock upon the lapse of the deferral period.
(11)	The table does not reflect 6,606 share awards that have been deferred by this director. The deferred awards will be converted into common stock upon the lapse of the deferral period.
(12)	This amount includes 12,000 shares held in trusts for which beneficial ownership is attributed to this director.
(13)	The table does not reflect 16,482 share awards that have been deferred by this director. The deferred awards will be converted into common stock upon the lapse of the deferral period.

Neither the Company, nor any of the nominees listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Myers Industries’ directors, officers and persons who own more than ten percent of its common stock (“Section 16 Filers”) to file reports of ownership and changes in ownership with the SEC and to furnish Myers Industries with copies of all such forms they file. These reports can be viewed on the SEC’s website at www.sec.gov. For the year ended December 31, 2017, all required Section 16 filings were made on a timely basis, except for a late report on Form 4 filed on July 28, 2017, to report the sale of 200 shares of Company stock deemed to be beneficially owned by Sarah Coffin through a trust established for the benefit of Ms. Coffin’s parents. Based solely on the Schedule 13D/A filed on November 20, 2017, by Gabelli Funds, LLC, GAMCO Asset Management Inc., MJG Associates, Inc., Gabelli Securities, Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc., Gabelli Foundation, Inc., Associated Capital Group, Inc. and Mario J. Gabelli (collectively, the “GAMCO Group”), for which the Company disclaims any responsibility, the GAMCO Group beneficially owned 6,807,576 shares of our common stock as of November 20, 2017, representing approximately 22% of our outstanding common stock as of the record date, and Myers Industries is unable to determine if the GAMCO Group has a Section 16(a) beneficial ownership reporting obligation with which it has failed to comply.

PROPOSAL NO. 3 – APPROVAL OF THE MYERS INDUSTRIES, INC. EMPLOYEE STOCK PURCHASE PLAN

We are seeking your vote to approve the Myers Industries, Inc. Employee Stock Purchase Plan (the “ESPP”).  The ESPP was approved and adopted by the Board of Directors on November 2, 2017, subject to approval by the shareholders at the Annual Meeting, and will become effective January 1, 2019.  The Board of Directors believes that approval of the ESPP will advance the interest of the Company by providing eligible employees the opportunity to purchase stock in the Company. Accordingly, the Board of Directors recommends a vote in favor of the ESPP.

The purpose of the ESPP is to provide eligible employees of the Company and certain of its subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire ownership interest in the Company.  The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 300,000 shares, subject to adjustment as provided for in the ESPP. The share pool for the ESPP represents approximately 1% of the total number of shares of our common stock outstanding as of December 31, 2017. In determining the number of shares to reserve for the ESPP, our Board of Directors considered the potential dilutive impact to shareholders, the projected participation rate over the ten-year term of the ESPP and equity plan guidelines established by certain proxy advisory firms.

Summary of Material Terms of the ESPP

A summary of the material terms of the ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the ESPP, which is filed with this Proxy Statement as Annex A.

Authorized Shares

Subject to adjustment as provided in the ESPP, a total of 300,000 shares of our common stock will be made available for sale under the ESPP. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to our shareholders other than normal cash dividends, an automatic adjustment will be made in a manner that complies with Section 423 of the Code in the number and kind of shares as to which outstanding options then unexercised will be exercisable, in the available shares reserved for sale under the ESPP, and in the purchase period limit, in order to maintain the proportionate interest of the participants before and after the event.

Plan Administration

Our Compensation Committee will administer the ESPP, and will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility to participate, subject to the conditions of the ESPP.

Eligible Employees

Generally, employees of the Company and any of its designated subsidiaries are eligible to participate in the ESPP, subject to the procedural enrollment and other requirements in the ESPP. However, our Compensation Committee may, in its discretion, determine on a uniform basis prior to the beginning of an offering period that employees will not be eligible to participate if they: (i) have not completed at least one year of service since their last hire date (or such lesser period of time as may be determined by our Compensation Committee in its discretion), and (ii) customarily work at least thirty (30) hours per week (or such lesser period of time as may be determined by our Compensation Committee in its discretion).

No employee may be granted options to purchase shares of our common stock under the ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our common stock under all of our employee stock purchase plans (as defined in Section 423 of the Code) that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year.

As of February 28, 2018, approximately 1,265 employees would be eligible to participate in the ESPP, including all of the Company’s executive officers.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of our common stock on the last day of such offering period. Unless and until our Compensation Committee determines otherwise in its discretion, offering periods will be consecutive three (3) month periods. If the ESPP is approved at the Annual Meeting, it is anticipated that the first offering period will commence during January 2019.

Contributions

The ESPP permits each participant to purchase shares of our common stock through payroll deductions of up to 5% of his or her eligible compensation; provided, however, that a participant may not purchase more than 250 shares of our common stock during each offering period, subject to adjustment as provided in the ESPP. No interest will accrue on a participant’s contributions to the ESPP. A participant may decrease (but not increase) the rate of his or her contributions once per offering period. A participant’s payroll deduction authorization will remain in effect for subsequent offering periods unless the participant’s participation in the ESPP terminates or the participant withdraws from an offering period, as described below.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of our common stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price; provided, however, that a participant may not purchase more than 250 shares of our common stock during each offering period, subject to adjustment as provided in the ESPP. No fractional shares of our common stock will be purchased. Any contributions accumulated in a participant’s account which are not sufficient to purchase a full share of our common stock will be refunded to the participant, without interest.

Until otherwise determined by our Compensation Committee, the purchase price of the shares during each offering period will be 85% of the lower of (i) the fair market value per share of our common stock on the first trading day of each offering period or (ii) the fair market value per share of our common stock on the last trading day the offering period (which we refer to as the “purchase date”).

Withdrawals; Termination of Employment

A participant may end his or her participation at any time during an offering period and all, but not less than all, of his or her accrued contributions not yet used to purchase shares of our common stock will be returned to him or her, as soon as administratively practicable. If a participant withdraws from an offering period, he or she must re-enroll in the ESPP in order to re-commence participation in a subsequent offering period.

If a participant ceases to be an eligible employee for any reason, he or she will be deemed to have elected to withdraw from the ESPP and his or her contributions not yet used to purchase shares of our common stock will be returned to him or her, as soon as administratively practicable.

Shareholders’ Rights

No participant will have any voting, dividend, or other shareholder rights with respect to shares of common stock subject to any option granted under the ESPP until such shares have been purchased and delivered to the participant.

Holding Period

Unless otherwise determined by our Compensation Committee, participants in the ESPP will not be required to hold the shares of our common stock acquired under the ESPP for a specified period after the purchase date.

Non-Transferability

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) his or her rights with regard to options granted under the ESPP or contributions credited to his or her account.

Corporate Transactions

The ESPP provides that in the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, a successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened, and a new purchase date will be set. The Company will notify each participant that the purchase date has been changed and that the participant’s option will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination

Our Compensation Committee, in its sole discretion, may amend, suspend, or terminate the ESPP at any time and for any reason. If the ESPP is terminated, our Compensation Committee, in its discretion, may elect to terminate the outstanding offering period either immediately or upon completion of the purchase of shares of our common stock on the next purchase date (which may be sooner than originally scheduled, if determined by our Compensation Committee in its discretion), or may elect to permit the offering period to expire in accordance with its terms. If the offering period is terminated prior to expiration, all amounts then credited to participants’ accounts that have not been used to purchase shares of our common stock will be returned to the participants as soon as administratively practicable.

Our Compensation Committee may change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, permit contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with contribution amounts, and establish such other limitations or procedures as our Compensation Committee determines in its sole discretion advisable that are consistent with the ESPP. Such modifications will not require shareholder approval or the consent of any ESPP participants.

In addition, if our Compensation Committee determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, our Compensation Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. Such modifications or amendments will not require shareholder approval or the consent of any ESPP participants.

The ESPP automatically terminates ten (10) years from the Effective Date, unless terminated earlier by the Compensation Committee.

Sub-Plans

Consistent with the requirements of Section 423 of the Code, our Compensation Committee may amend the terms of the ESPP, or an offering, or provide for separate offerings under the ESPP to, among other things, reflect the impact of local law outside of the United States as applied to one or more eligible employees of a designated subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

Certain Federal Income Tax Effects

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code. Under these provisions, a participant will not recognize taxable income until he or she sells or otherwise disposes of the shares purchased under the ESPP. If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date (i.e., the first day of the offering period) and more than one year from the date the stock is purchased, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the shares at the time of disposition, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds shares at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the shares at the time of death, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. The Company will not be allowed a deduction if the holding period requirements are satisfied.

If a participant disposes of shares before expiration of two years from the date of grant and one year from the date the stock is purchased, then the participant is deemed to have a disqualifying disposition and must treat as ordinary income the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to such shares. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant in a disqualifying disposition.

New Plan Benefits

As of the date of this Proxy Statement, no employee has been granted any options under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s executive officers and employees are not determinable at this time.

Voting

If no voting specification is made on a properly returned or voted proxy card, Matteo Anversa and Monica Vinay (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the Myers Industries, Inc. Employee Stock Purchase Plan.

The Board of Directors unanimously recommends that the shareholders vote “FOR” Proposal 3 relating to the approval of the Myers Industries, Inc. Employee Stock Purchase Plan

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.  In accordance with these responsibilities, the Audit Committee appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2018. Additional information regarding the services provided to the Company by EY during 2017 is set forth below, under the section titled “Matters Relating to the Independent Registered Public Accounting Firm.”

In selecting EY as the Company’s independent registered public accounting firm, the Audit Committee considered a variety of factors, including:

•	The firm’s independence and internal quality controls
•	The overall depth of talent
•	EY’s experience with the Company’s industry and companies of similar scale and size

In determining whether to reappoint EY as the Company’s independent registered public accounting firm for the year ending December 31, 2018, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of EY and EY’s familiarity with the Company’s business and internal control over financial reporting. EY’s audit report appears in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves discussions with EY regarding qualified audit experience and ability to devote the time necessary to serve as lead audit partner. The current EY lead audit partner at EY for the Company was appointed in 2017.

The Audit Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interest of the Company and our shareholders and, although shareholder ratification is not required under the laws of the State of Ohio, we are asking shareholders to ratify the selection of EY as our independent registered public accounting firm for 2018, in order to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment, but is not obligated to change the appointment, and may for other reasons be unable to make another appointment.

The Board of Directors recommends that you vote “FOR” Proposal 4 relating to the ratification of the appointment of Ernst & Young LLP

Matters Relating to the Independent Registered Public Accounting Firm

EY Representatives at Annual Meeting

EY audited the books and records of the Company for the years ended December 31, 2017 and 2016. Representatives of EY are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Fees

A description of the fees billed to the Company by EY for the years ended December 31, 2017 and 2016 is set forth in the table below.

EY was first retained by the Audit Committee in 2011. The Audit Committee (see “Audit Committee Report”) reviewed the non-audit services provided by EY during the year ended December 31, 2017, and determined that the provision of such non-audit services was compatible with maintaining its independence.

	2017	2016
Audit Fees(1)	$1,950,000	$2,400,000
Audit Related Fees(2)	$—	$2,000
Tax Fees (3)	$320,000	$50,000
All Other Fees(4)	2,000	—
Total Fees	$2,272,000	$2,452,000

(1)	Professional fees for the audit of the annual financial statements and the review of the quarterly financial statements.
(2)	Fees for assurance and related services reasonably related to merger and acquisition activities.
(3)	Professional fees for tax compliance, tax advice, and tax planning.
(4)	Fees for all other products and services.

Pre-Approval Policy

The Audit Committee’s Pre-Approval Policy requires the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific fee range or budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy, and the fees for the services performed to date. During 2017, all services were pre-approved by the Audit Committee in accordance with the policy. The Pre-Approval Policy is available on the “Corporate Governance” page accessed from the Investor Relations page of our website at: www.myersindustries.com.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.

The Audit Committee, which is composed of five independent directors, is responsible for assisting the Board in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is published on the Company’s website (www.myersindustries.com) on the “Corporate Governance” page under the Investor Relations section (and can be found directly here: http://s2.q4cdn.com/555961355/files/doc_downloads/corp-gov/2017/Audit-Committee-Charter-Amended-11-2-2017.pdf).

Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of EY, the independent registered public accounting firm for the Company. EY is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on:

•	The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and
•	The effectiveness of internal control over financial reporting

Each member of the Audit Committee is financially literate and independent as defined under the Board of Directors Independence Criteria policy and the independence standards set by the NYSE for both directors and audit committee members.  The Board has identified each of Daniel R. Lee, F. Jack Liebau, Jr., Jane Scaccetti and Robert A. Stefanko as an “audit committee financial expert.”

The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for the Company’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board — United States (“PCAOB”) and expressing an opinion on:

•	The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America
•	The effectiveness of internal control over financial reporting

In the performance of our duties we have:

•	Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017
•

Discussed with EY, the independent registered public accounting firm for the Company, among other matters, the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting, significant accounting policies applied in the Company’s financial statements, as well as, when applicable, alternative accounting treatments and the matters required to be discussed by Auditing Standard No. 16 (PCAOB 2012-01) and the rules of the SEC

•

Received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding EY’s communications with the Audit Committee concerning independence, and discussed with EY its independence from the Company and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee discussed the independent registered public accounting firm’s independence from the Company

•	The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence

•	The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board that the financial statements referred to above be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. We have selected EY as the Company’s independent registered public accounting firm for fiscal 2018, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

The foregoing report has been furnished by the current members of the Audit Committee, being:

Robert A. Stefanko, Chair and Presiding Director, Sarah R. Coffin, Daniel R. Lee,  F. Jack Liebau, Jr. (ex officio), and Jane Scaccetti

General Information About the Meeting and Voting

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Myers Industries, an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Wednesday, April 25, 2018, at 9:00 A.M. (local time), and at any adjournment thereof. The close of business on March 1, 2018, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Meeting Online

Myers Industries will host the 2018 Annual Meeting live via the internet and in person at 1554 South Main Street, Akron, Ohio 44301.  Any shareholder can listen to and participate in the Annual Meeting live via the internet on the Investor Relations section of the Company's website at www.myersindustries.com.  The webcast will start at 9:00 A.M. (local time) on April 25, 2018.

Shareholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending the Annual Meeting in person or while connected to the Annual Meeting on the internet.

You will need the information printed in the box marked by an arrow included on your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting.

Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MYE2018.

If you do not have the information provided on your notice or proxy card, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

Proxy Voting

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may either vote live via webcast or in person at the Annual Meeting or by using the enclosed proxy card to vote by telephone, by internet, or by signing, dating and returning the proxy card in the envelope provided. Whether or not you plan to attend the Annual Meeting in-person or via webcast, you should submit your proxy card as soon as possible. If your shares are held in “street name” through a broker, bank or other nominee, then you must instruct them to vote on your behalf, otherwise your shares cannot be voted at the Annual Meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at the address and phone number below.

MYERS INDUSTRIES, INC.

INVESTOR RELATIONS

1293 SOUTH MAIN STREET

AKRON, OH 44301

(330) 761-6212

Proxy Revocation and Voting in Person	A shareholder who has given a proxy may revoke it at any time prior to its exercise by:
	•	Executing and delivering to the Corporate Secretary of the Company a later dated proxy reflecting contrary instructions
	•	Participating live in the Annual Meeting via webcast or in person and taking appropriate steps to vote in person, or
	•	Giving written notice of such revocation to the Corporate Secretary of the Company

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to anyone outside of the Company or its agents except as required by law.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, the current directors and the nominees for election as director to be used at the Annual Meeting and any adjournment thereof.

Outstanding Shares and Quorum

On the record date, Myers Industries had outstanding 30,509,220 shares of common stock, without par value. Each share of common stock is entitled to one vote. For information concerning our “Principal Shareholders” see the section titled “Security Ownership of Certain Beneficial Owners and Management” above. In accordance with the Company’s Amended and Restated Code of Regulations, the holders of shares of common stock entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for the Annual Meeting. Shares of common stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even if they represent broker non-votes or they are signed but otherwise unmarked, or marked “Abstain,” “Against” or “Withhold Authority.”

Proxy Instructions

All shares of common stock represented by properly executed proxies who are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of common stock represented by such proxy will be voted “For” the Board’s nominees for director, “For” the approval of the Company’s executive compensation, “For” the approval of the Myers Industries, Inc. Employee Stock Purchase Plan, “For” the ratification of the appointment of EY,  and in accordance with the proxy-holder’s best judgment as to other matters, if any, which may be properly raised at the Annual Meeting.

Inspector of Election

The inspector of election for the Annual Meeting shall determine the number of votes cast by holders of common stock for all matters. The Board will appoint an inspector of election to serve at the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, if practicable. Final voting results will be filed on a Current Report on Form 8-K, which will be filed with the SEC.

Address of Company	The mailing address of the principal executive offices of the Company is: 1293 South Main Street, Akron, Ohio 44301.
Mailing Date	This Proxy Statement, together with the related proxy card and our 2017 Annual Report to Shareholders, is being mailed to our shareholders on or about March 20, 2018.
Availability on the Internet

This Proxy Statement and the Company’s 2017 Annual Report to Shareholders are available on Myers Industries’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

Executive Officers of the Company

Disclosure regarding the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC under the heading “Directors and Executive Officers of the Registrant,” which is incorporated into this Proxy Statement by reference. This Annual Report will be delivered to our shareholders with the Proxy Statement. Copies of our filings with the SEC, including the Annual Report, are available to any shareholder through the SEC’s website at www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding operations of the Public Reference Room may also be obtained by calling the SEC at 1-800-SEC-0330. Shareholders may also access our SEC filings free of charge on our own website at www.myersindustries.com. The content of our website is available for informational purposes only, and is not incorporated by reference into this Proxy Statement.

Shareholder Proposals for Inclusion in Proxy Statement

Any shareholder who intends to present a proposal at the Company’s next Annual Meeting to be held in April 2019 must deliver a signed letter of proposal to the following address: Corporate Governance and Nominating Committee, c/o Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301:

•	Not later than November 20, 2018, if the proposal is submitted for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, or
•

Not earlier than January 24, 2019 and not later than February 23, 2019 (subject to announcement of the Annual Meeting date, as described below) if the proposal is submitted pursuant to the Company’s Amended and Restated Code of Regulations

In accordance with our Amended and Restated Code of Regulations, a shareholder may submit notice of a shareholder proposal that it intends to raise at our Annual Meeting (and not desiring to be included in the Company’s proxy statement) only if advance written notice of such intention is received by the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of such Annual Meeting of shareholders. In the event that the date of such meeting is not publicly disclosed at least seventy (70) days prior to the date of such meeting, written notice of such shareholder’s intent to submit a proposal must be received by the Corporate Secretary not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first provided to the shareholders. A shareholder wishing to submit a shareholder proposal must follow the procedure outlined in Article I, Section 11 of our Amended and Restated Code of Regulations, titled “Advance Notice of Shareholder Proposals” and then send a signed letter of proposal to the following address: Corporate Governance and Nominating Committee, c/o Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. The Company disclosed the date of the 2018 Annual Meeting on February 13, 2018, and received no proposals satisfying this requirement prior to the February 24, 2018 deadline for this year’s Annual Meeting.

The submission of such a notice does not ensure that a proposal can be raised at our Annual Meeting.

Incorporation by Reference

The Compensation Committee Report and the Audit Committee Report (including reference to the independence of the Audit Committee members) are not deemed filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. The section of this proxy entitled “Compensation Discussion and Analysis” is specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Cost of Proxy Solicitation

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers Industries. In addition to the use of the mail, proxies may be solicited by personal interview and telephone by directors, officers and employees of Myers Industries. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers Industries will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Copy of the Form 10-K

Although a copy of the Annual Report on Form 10-K is provided to you at the time of delivery of the definitive Proxy Statement, we will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.myersindustries.com and at the SEC’s website at www.sec.gov.

Notice Regarding Delivery of Security Holder Documents

The SEC now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of the Company’s shares of common stock held through such brokerage firms. If your family has multiple accounts holding shares of common stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Trademark

Myers Industries, Inc.® is a registered trademark of the Company.

MYERS INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Effective as of January 1, 2019)

MYERS INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

MYERS INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.Purpose.  This Myers Industries, Inc. Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership in the Company by all employees through the purchase of shares of Common Stock.  The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2.Definitions.

2.1"Board or Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

2.2"Code" means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

2.3"Committee" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with the responsibility for the administration of the Plan.

2.4"Common Stock" means the common stock of the Company, no par value.

2.5"Company" means Myers Industries, Inc., and its Subsidiaries.

2.6"Compensation" means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.  Notwithstanding the foregoing, separation pay shall not be considered a component of Compensation.

2.7"Corporate Transaction" means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

2.8"Designated Broker" means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

2.9"Effective Date" means January 1, 2019, a date after which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19.11 hereof.

2.10"Employee" means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, where requirements of Treasury Regulation Section 1.421-1(h)(2) are applicable:

(a)the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2); and

(b)where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.11"Eligible Employee" means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least one (1) year and (ii) is customarily employed for at least thirty (30) hours per week.

2.12"Enrollment Form" means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

2.13"ESPP Share Account" means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

2.14"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

2.15"Fair Market Value" means, as of any date, the value of the shares of Common Stock as listed on the New York Stock Exchange, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal.

2.16"Offering Date" means the first Trading Day of each Offering Period as designated by the Committee.

2.17"Offering or Offering Period" means a period of three months beginning each January 1st, April 1st, July 1st and October 1stof each calendar year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

2.18"Participant" means an Eligible Employee who is actively participating in the Plan.

2.19"Participating Subsidiaries" means the U.S. and Canada Subsidiaries, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

2.20"Plan" means this Myers Industries, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

2.21"Purchase Date" means the last Trading Day of each Offering Period.

2.22"Purchase Price" means an amount equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

2.23"Securities Act" means the Securities Act of 1933, as amended.

2.24"Subsidiary" means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

2.25"Trading Day" means any day on which the national stock exchange upon which the Common Stock is listed is open.

3.Administration.  The Plan shall be administered by the Committee, unless the Committee has delegated to a Company officer or to a third party the responsibilities and duties to administer the Plan.  The Committee shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan's administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4.Eligibility.  Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the applicable requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5.Offering Periods.  The Plan shall be implemented by a series of Offering Periods, each of which shall be three (3) months in duration, with new Offering Periods commencing on or about January 1st, April 1st, July 1st and October 1st of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods without shareholder approval.

6.Participation.

6.1Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing a Subscription Agreement (as set forth on Appendix A), which may be electronic, and by submitting it to the Company, in accordance with the enrollment procedures established by the Committee.  Participation in the Plan is entirely voluntary.  By submitting a Subscription Agreement, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to an amount not greater than 5% of his or her Compensation on each payroll date occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2Election Changes. During an Offering Period, a Participant may not decrease or increase his or her rate of payroll deductions applicable to such Offering Period. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period.

6.3Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2; (b) withdraws from the Plan in accordance with Section 10; or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

7.Grant of Option.  On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant's accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 250 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).

Participants who receive Compensation in a currency other than U.S. Dollars shall have their accumulated payroll deductions converted to U.S. Dollars on the Purchase Date for the purpose of determining the number of Common Stock that shall be purchased on the Purchase Date.

8.Exercise of Option/Purchase of Shares.  A Participant's option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant's accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant's notional account. No fractional shares may be purchased but notional fractional shares of Common Stock will be allocated to the Participant's ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

9.Transfer of Shares.  As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10.Withdrawal.

10.1Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant's Enrollment Form indicating his or her election to withdraw and the Participant's option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2Effect on Succeeding Offering Periods. A Participant's election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11.Termination of Employment; Change in Employment Status.  Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a change in the Participant's employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant's notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant's death, to the person(s) entitled to such amounts under Section 17, and the Participant's option to purchase shall be automatically terminated. If the Participant's termination of employment or change in status occurs less than thirty days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12.Interest.  No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13.Shares Reserved for Plan.

13.1Number of Shares. A total of 300,000 shares of Common Stock have been reserved as authorized for the grant of options to purchase under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14.Transferability.  No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15.Application of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16.Statements.  Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant's notional account.

17.Designation of Beneficiary.  A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant's ESPP Share Account under the Plan in the event of such Participant's death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant's notional account in the event of the Participant's death prior to the Purchase Date of an Offering Period.

18.Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company's structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option to purchase under the Plan, and the numerical limits of Section 7 and Section 13.

18.2Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company's proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option to purchase, the Offering Period with respect to which the option to purchase relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant's option to purchase will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19.General Provisions.

19.1Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options to purchase under the Plan shall have the same rights and privileges.

19.2No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options to purchase granted under the Plan when the shares are transferred to the Participant's ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

19.4Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option to purchase and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed and any other applicable laws in jurisdictions where Participants may reside.

19.7Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to an option to purchase under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

19.8Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten years.

19.9Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10Applicable Law. The laws of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of law rules.

19.11Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.  The Plan has been approved by the Company’s shareholders on ____________.

19.12Section 423. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

APPENDIX A

MYERS INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

_____ Original ApplicationOffering Date: ___________

_____ Reduction in Payroll Deduction Rate

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Myers Industries, Inc. Employee Stock Purchase Plan.

1.

I, __________________________, hereby elect to participate in the Myers Industries, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of Common Stock in accordance with this Employee Stock Purchase Plan Subscription Agreement (the “Subscription Agreement”) and the Plan.

2.

I hereby authorize payroll deductions from each paycheck in the amount of ______% of my Compensation on each payday (from 0% to 5%) during the Offering Period in accordance with the Plan.  (Please note that no fractional percentages are permitted.)

3.

I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

4.

I have received a copy of the complete Plan and its accompany prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdrawal from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

5.	I hereby agree to be bound by the terms of the Plan and this Subscription Agreement. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Tax ID Number:____________________

I ACKNOWLEDGE AND UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT INCLUDING ITS APPENDICES AND MY PARTICIPATION IN THE PLAN WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AFFIRMATIVELY TERMINATED BY ME.

Dated: _________________________________

Signature of Employee: _________________________________

[Appendix A]

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com MYERS INDUSTRIES, INC. 1293 SOUTH MAIN STREET AKRON, OH 44301  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MYE2018 You may attend the Annual Meeting of Shareholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E38173-P01096 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MYERS INDUSTRIES, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01)  R. DAVID BANYARD 02)  SARAH R. COFFIN 03)  WILLIAM A. FOLEY 04)  F. JACK LIEBAU, JR. 05)  BRUCE M. LISMAN 06)  JANE SCACCETTI 07)  ROBERT A. STEFANKO The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To cast a non-binding advisory vote to approve executive compensation 3. To approve the Myers Industries, Inc. Employee Stock Purchase Plan 4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2018 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. ‘ (see reverse for instructions) Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E38174-P01096 MYERS INDUSTRIES, INC. Annual Meeting of Shareholders April 25, 2018 at 9:00 AM EDT This proxy is solicited by The Board of Directors The shareholder(s) hereby appoint(s) Matteo Anversa and Monica Vinay, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MYERS INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on April 25, 2018, at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301, and any adjournment or postponement thereof. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND FOR PROPOSALS 2, 3 AND 4, UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)  Continued and to be signed on reverse side